Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

NOBLE RALEIGH ASSOCIATES, LLC,
a Georgia limited liability company

AS SELLER

AND

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

AS PURCHASER

DATED AS OF MAY 29, 2013

FOR THE

Raleigh Marriott City Center

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1	Definitions	1

ARTICLE II THE PROPERTY AND LIABILITIES		12
2.1	Description of the Property	12
2.2	Excluded Property	15
2.3	Assumed Liabilities	16
2.4	Retained Liabilities	16

ARTICLE III PURCHASE PRICE		17
3.1	Purchase Price	17
3.2	Earnest Money	17
3.3	Payment of Purchase Price	18

ARTICLE IV DUE DILIGENCE		18
4.1	Due Diligence	18

ARTICLE V TITLE TO THE PROPERTY		21
5.1	Title Commitment	21
5.2	Survey	21
5.3	Exceptions to Title	21
5.4	Title Policy	24
5.5	Conveyance of the Property	24

ARTICLE VI CONDITION OF THE PROPERTY		24
6.1	PROPERTY SOLD “AS IS”	24
6.2	LIMITATION ON REPRESENTATIONS AND WARRANTIES	24
6.3	RELIANCE ON DUE DILIGENCE	25

ARTICLE VII REPRESENTATIONS AND WARRANTIES		25
7.1	Seller’s Representations and Warranties	25
7.2	Purchaser’s Representations and Warranties	30

ARTICLE VIII COVENANTS		31
8.1	Confidentiality	31
8.2	Conduct of the Business	32
8.3	Licenses and Permits	33
8.4	Employees	34
8.5	Bookings	36
8.6	Notices and Filings	36
8.7	Access to Information	36
8.8	Privacy Laws	37
8.9	Franchise/License Matters	37
8.10	Further Assurances	40
8.11	Purchaser’s Audit Requirements	41

8.12	Exclusivity	41
8.13	Owners’ Association	41

ARTICLE IX CLOSING CONDITIONS		42
9.1	Mutual Closing Conditions	42
9.2	Purchaser Closing Conditions	42
9.3	Seller Closing Conditions	44
9.4	Frustration of Closing Conditions	44

ARTICLE X CLOSING		44
10.1	Closing Date	44
10.2	Closing Escrow	45
10.3	Closing Deliveries	45
10.4	Possession	47

ARTICLE XI PRORATIONS AND EXPENSES		47
11.1	Closing Statement	47
11.2	Prorations	47
11.3	Accounts Receivable	50
11.4	Transaction Costs	50

ARTICLE XII TRANSITION PROCEDURES		51
12.1	Safe Deposit Boxes	51
12.2	Baggage	52
12.3	Removal of IT Systems	52
12.4	Marriott Proprietary Property	52
12.5	Starbucks Proprietary Property	52
12.6	Notice to Employees	53
12.7	Notice to Guests	53

ARTICLE XIII DEFAULT AND REMEDIES		53
13.1	Seller’s Default	53
13.2	Seller’s Right to Cure	53
13.3	Purchaser’s Default	54
13.4	LIQUIDATED DAMAGES	54

ARTICLE XIV RISK OF LOSS		54
14.1	Casualty	54
14.2	Condemnation	55

ARTICLE XV SURVIVAL, INDEMNIFICATION AND RELEASE		56
15.1	Survival	56
15.2	Indemnification by Seller	56
15.3	Indemnification by Purchaser	57
15.4	Limitations on Indemnification Obligations	57
15.5	Indemnification Procedure	58
15.6	Exclusive Remedy for Indemnification Loss	59

15.7	Release; Environmental Inquiry	59
15.8	Liability under Deed	60

ARTICLE XVI MISCELLANEOUS PROVISIONS		60
16.1	Notices	60
16.2	No Recordation	61
16.3	Time is of the Essence	62
16.4	Assignment	62
16.5	Successors and Assigns	62
16.6	Third Party Beneficiaries	62
16.7	GOVERNING LAW	62
16.8	Rules of Construction	62
16.9	Severability	63
16.10	JURISDICTION AND VENUE	63
16.11	WAIVER OF TRIAL BY JURY	64
16.12	Prevailing Party	64
16.13	Incorporation of Recitals, Exhibits and Schedules	64
16.14	Updates of Schedules	64
16.15	Entire Agreement	65
16.16	Amendments, Waivers and Termination of Agreement	65
16.17	Not an Offer	65
16.18	Execution of Agreement	65

LIST OF EXHIBITS

Exhibit A	Form of Earnest Money Escrow Agreement
Exhibit B	Intentionally Omitted
Exhibit C	Form of Seller Closing Certificate
Exhibit D	Form of Deed
Exhibit E	Form of Assignment and Assumption of Lease Agreements
Exhibit F	Form of Assignment and Assumption of Condominium Documents and Declarant’s Rights
Exhibit G	Form of Assignment and Assumption of Reciprocal Easement Agreement
Exhibit H	Form of Bill of Sale
Exhibit I	Form of Assignment and Assumption of Leases, Contracts, Licenses and Permits
Exhibit J	Form of Purchaser Closing Certificate
Exhibit K	Additional Seller Due Diligence Materials
Exhibit L	Audit Request Materials
Exhibit M	Form of Audit Representation Letter [to be agreed upon and attached by May 31, 2013]
Exhibit N	Post-Closing Escrow Agreement [to be agreed upon and attached by May 31, 2013]

LIST OF SCHEDULES

Schedule 2.1.1	Leases, Condominium Documents, REA, Legal Description of Land
Schedule 2.1.8	Tenant Leases
Schedule 2.1.9	Equipment Leases
Schedule 2.1.10	Operating Agreements
Schedule 2.1.11	Licenses and Permits
Schedule 2.2.6	Excluded IT Systems
Schedule 2.4	Disclosed Litigation
Schedule 4.1.3	Data Room Web Site as of Effective Date
Schedule 5.2	Survey
Schedule 7.1.4	Title to Personal Property
Schedule 7.1.6	Notices of Violation of Applicable Law
Schedule 7.1.8	Employment Agreements; Employer/Employees
Schedule 7.1.15	Material Contracts
Schedule 8.4.2	Employees Incurring WARN Act Events [to be provided at least ten (10) Business Days prior to Closing]
Schedule 10.3.1(h)	Owned Vehicles

v

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this        day of May, 2013 (the “Effective Date”), by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC a Delaware limited liability company (“Purchaser”).  Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS:

A.        Seller is the owner of the various interests comprising the Property (as hereinafter defined) related to the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”), as more specifically described in this Agreement.

B.        Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1       Definitions.  In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“Accounts Receivable” means all amounts which Seller is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Property prior to Closing, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Property prior to Closing, but expressly excluding all items of income otherwise prorated pursuant to Section 11.2 or 11.3.1.

“Additional Deposit” has the meaning set forth in Section 3.2.1.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question.  For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.  Notwithstanding the foregoing, W.P. Carey Inc., Carey Watermark Investors Incorporated and Watermark Capital Partners, LLC or any entity managed or advised by W.P. Carey Inc., Carey Watermark Investors Incorporated and Watermark Capital Partners, LLC or any subsidiary of any such entities (and without regard to the percentage of equity ownership any of them may have in such entity), shall be deemed “Affiliates” of Purchaser for all purposes under this Agreement.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future Applicable Law addressing or in any way relating to terrorist acts and acts of war.

“Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, and (ii) any final, non-appealable judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bookings” has the meaning set forth in Section 2.1.15.

“Books and Records” has the meaning set forth in Section 2.1.12.

“Broker” means Eastdil Secured, LLC.

“Business” means the lodging business and all activities related thereto conducted at the Real Property, including, without limitation, (i) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (ii) the operation of any restaurant, food service, bar or banquet services, together with all other goods and services provided at the Hotel, (iii) the rental of any commercial or retail space to tenants at the Hotel, (iv) the maintenance and repair of the Real Property and tangible Personal Property, and (v) the payment of Taxes.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

“Casualty” has the meaning set forth in Section 14.1.

“City” means the City of Raleigh, a municipal corporation organized and existing under the laws of the State of North Carolina.

“Claim Notice” has the meaning set forth in Section 15.5.1.

“Closing” has the meaning set forth in Section 10.1.

“Closing Condition Failure” means any Mutual Closing Condition Failure, Seller Closing Condition Failure or Purchaser Closing Condition Failure which has not been waived by the applicable Party.

“Closing Date” has the meaning set forth in Section 10.1.

“Closing Escrow” has the meaning set forth in Section 10.2.

“Closing Escrow Agreement” has the meaning set forth in Section 10.2.

“Closing Statement” has the meaning set forth in Section 11.1.

“COBRA” has the meaning set forth in Section 8.4.6.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

“Compensation” means, with respect to any Employee, all salary and wages which such Employee is entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation, any withholding and employer contributions required under Applicable Law, but expressly excluding all other compensation accrued or payable to such Employee, including, without limitation, any (i) bonus or incentive compensation; (ii) Earned Vacation, sick days and personal days; (iii) severance compensation; and (iv) health, welfare and other benefits provided to such Employee under any Manager Employee Plans, and employer contributions to, and amounts paid or accrued under, any Manager Employee Plans for the benefit of such Employee (such excluded compensation, the “Other Compensation”).

“Condemnation” has the meaning set forth in Section 14.2.

“Conference Center Lease” means that certain Conference Center Lease Agreement more particularly described on Schedule 2.1.1 attached hereto and made a part hereof.

“Conference Center Unit” means the leasehold condominium identified and described as the “Conference Center Unit” of the Sub-Condominium pursuant to the Sub-Condominium Documents.

“Contracts” means, collectively, the Equipment Leases and Operating Agreements.

“Current Hotel Franchise” means that certain Marriott Hotel Franchise Agreement between Hotel Franchisor and Noble Subtenant dated as of February 2, 2006, and all ancillary agreements and instruments entered into in connection therewith.

“Current Starbucks License” means that certain Starbucks Corporation Master Licensing Agreement between Starbucks and Noble Investments dated as of November 8, 2006, and all ancillary agreements and instruments entered into in connection therewith.

“Cut-Off Time” has the meaning set forth in Section 11.2.

“Data Room Web Site” has the meaning set forth in Section 4.1.3.

“Deed” means the deed delivered by Seller to Purchaser pursuant to Section 10.3.1(b).

“Dispute Notice” has the meaning set forth in Section 15.5.5.

“Due Diligence Contingency” has the meaning set forth in Section 4.1.1.

“Due Diligence Period” has the meaning set forth in Section 4.1.1.

“Earned Vacation” means, with respect to any Employee, the salary and wages which such Employee is entitled to receive for any vacation time off that is earned in accordance with the Employer’s employee policies but which is unused by such Employee as of the time in question, together with all employment taxes with respect thereto.

“Earnest Money” means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Initial Deposit and the Additional Deposit, together with all interest and any other amounts earned thereon.

“Earnest Money Escrow Agreement” has the meaning set forth in Section 3.2.1.

“Employee Liabilities” has the meaning set forth in Section 8.4.6.

“Employees” means, at the time in question, all persons employed full-time or part-time at the Hotel by Employer.

“Employer” means Manager or Manager’s Affiliate which is the applicable employer of the Employees prior to Closing.

“Employment Agreements” has the meaning set forth in Section 7.1.8(b).

“Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Property, or (ii) violation of any Environmental Laws with respect to the Property.

“Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, storage, presence, disposal, distribution or transportation, or any spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, (ii) the Resource Conservation and Recovery Act, (iii) the Federal Water Pollution Control Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, and (vii) the Hazardous Materials Transportation Act, and similar state and local laws, as amended as of the time in question.

“Environmental Liabilities” means all liabilities and obligations under any Environmental Laws arising from or in connection with the Real Property, including, without limitation, any obligations to obtain any licenses, permits or approvals for the use, storage, or disposal of any Hazardous Substances, or to manage, monitor, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media.

“Environmental Reports” means that certain environmental report or those certain environmental reports set forth in the Data Room Web Site prepared in connection with the Real Property.

“Equipment Leases” has the meaning set forth in Section 2.1.9.

“Escrow Agent” means the Title Company.

“Excluded IT Systems” has the meaning set forth in Section 2.2.6.

“Excluded Property” has the meaning set forth in Section 2.2.

“F&B” has the meaning set forth in Section 2.1.6.

“FF&E” has the meaning set forth in Section 2.1.3.

“Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Ground Lease” means that certain Ground Lease Agreement more particularly described on Schedule 2.1.1.

“Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel.

“Hazardous Substances” means any hazardous or toxic substances, materials, waste, pollutants or contaminants, whether in solid, semisolid, liquid or gaseous form as defined in or regulated under any Environmental Laws, including, without limitation, asbestos, toxic mold, radon, petroleum or petroleum by-products and polychlorinated biphenyls.

“Holdback Amount” has the meaning set forth in Section 15.5.5.

“Holdback Escrow” has the meaning set forth in Section 15.5.5.

“Holdback Period” has the meaning set forth in Section 15.5.5.

“Hotel” has the meaning set forth in the Recitals.

“Hotel/Conference Center Unit” means the leasehold condominium unit identified and described as the “Hotel/Conference Center Unit” of the Master Condominium pursuant to the Master Condominium Documents.

“Hotel Franchisor” means Marriott International, Inc., a Delaware corporation.

“Hotel Guest Data and Information” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Seller, Manager or their respective Affiliates, or in any database of Hotel Franchisor to which Seller, Manager or their affiliates have access, whether obtained or derived by Seller, Manager or their Affiliates from:  (a) guests or customers of the Hotel or any facility associated with the Hotel; (b) guests or customers of any other hotel or lodging property owned, leased, operated, licensed or franchised by a Noble Entity, or any facility associated with such hotels or other properties (including restaurants, golf courses and spas); or (c) any other sources and databases, including any Hotel Franchisor brand websites or central reservations databases.

“Hotel Unit” means the leasehold condominium unit identified and described as the “Hotel Unit” of the Sub-Condominium pursuant to the Sub-Condominium Documents.

“Improvements” has the meaning set forth in Section 2.1.2.

“Indemnification Claim” has the meaning set forth in Section 15.5.1.

“Indemnification Deductible” has the meaning set forth in Section 15.4.2.

“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage (but expressly excluding any consequential, punitive, exemplary, special, treble or other forms of multiple or non-actual damages), loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.

“Indemnitee” has the meaning set forth in Section 15.5.1.

“Indemnitor” has the meaning set forth in Section 15.5.1.

“Independent Consideration” has the meaning set forth in Section 3.2.1.

“Initial Deposit” has the meaning set forth in Section 3.2.1.

“Inspections” has the meaning set forth in Section 4.1.2.

“Interim Beverage Agreement” has the meaning set forth in Section 8.3.1.

“Inventoried Baggage” has the meaning set forth in Section 12.2.

“Inventoried Safe Deposit Box” has the meaning set forth in Section 12.1.

“IT Systems” has the meaning set forth in Section 2.1.5.

“Knowledge” means (i) with respect to Seller, the actual knowledge of Mr. Rodney Williams and Mr. Mark Rafuse, each, without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of their Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of Michael G. Medzigian, Patrick Vyncke and Gil Murillo, each, without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter specifically disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in those Seller Due Diligence Materials which are specifically described on Schedule 4.1.3 attached hereto and made a part hereof (as the same may be updated by Seller at any time prior to the date which is seven (7) business days prior to the expiration of the Due Diligence Period), and (D) any matter disclosed by the Inspections or in the Purchaser Due Diligence Reports. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.

“Land” has the meaning set forth in Section 2.1.1.

“Lease Escrow Agreement” has the meaning set forth in the definition of “Conference Center Lease” on Schedule 2.1.1.

“Liability” means any liability, obligation, damage, loss, diminution in value, cost, expense, penalty, fine or interest charge of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.

“Licenses and Permits” has the meaning set forth in Section 2.1.11.

“Liquor Inventory” means all wine, beer, spirits and other alcoholic beverages located at the Property as of the date hereof, with such additions and deletions as may hereafter occur or may have previously occurred in the Ordinary Course of Business.

“Liquor Licenses” has the meaning set forth in Section 8.3.

“Management Agreement” means that certain Management Agreement between Noble Subtenant and Noble-Interstate Management Group, LLC (f/k/a Noble Management Group, LLC), dated January 22, 2007.

“Manager” means shall mean Noble-Interstate Management Group, LLC.  For the avoidance of doubt, Manager is not an Affiliate of Seller or any other Noble Entity.

“Manager Employee Plans” means all plans and programs maintained by or on behalf of Employer for the retirement, health, welfare or benefit of any Employees and/or their respective spouses, dependents or other qualified beneficiaries and includes, but it not limited to any “benefit plan” within the meaning of ERISA Section 3(3) whether or not subject to ERISA.

“Mandatory Unpermitted Exceptions” has the meaning set forth in Section 5.3.

“Marriott Proprietary Marks” has the meaning set forth in Section 2.2.2.

“Marriott Proprietary Property” has the meaning set forth in Section 2.2.2.

“Master Condominium” means the leasehold condominium known as Raleigh City Center Hotel and Public Parking, a Condominium, created operated by and through (i) the provisions of North Carolina Condominium Act, Chapter 47C, North Carolina General Statutes, and (ii) the Master Condominium Documents.

“Master Condominium Documents” means, collectively, the Master Declaration and the “Articles”, “Bylaws”, “Plat” and “Plans” (as such terms are defined in the Master Declaration and more particularly described on Schedule 2.1.1) of the Master Condominium.

“Master Declaration” means that certain Master Declaration of Leasehold Condominium of Raleigh City Center Hotel and Public Parking, a Condominium, more particularly described on Schedule 2.1.1.

“Material Adverse Effect” shall mean an adverse effect on the ownership of the Property or operation of the Business or the Hotel after the Closing which results in, or is likely to result in, liability or monetary loss to the Purchaser of Fifty Thousand Dollars ($50,000) or greater, per occurrence, or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

“Material Casualty” has the meaning set forth in Section 14.1.1.

“Material Condemnation” has the meaning set forth in Section 14.2.1.

“Material Contract” means any Contract requiring aggregate annual payments in excess of Twenty-Five Thousand Dollars ($25,000) for any year during the term of such Contract after the Closing.

“Mutual Closing Condition Failure” means a failure of a Mutual Closing Condition.

“Mutual Closing Conditions” has the meaning set forth in Section 9.1.1.

“New Hotel Franchise” means that certain franchise or license agreement to be entered into by Purchaser with Hotel Franchisor at Closing for the Hotel to be licensed as a Marriott hotel.

“New Hotel Franchise Approval Period” has the meaning set forth in Section 8.9.1(b).

“New Starbucks License” has the meaning set forth in Section 8.9.2(a).

“New Survey Defect” has the meaning set forth in Section 5.3.3.

“New Title and Survey Election Notice” has the meaning set forth in Section 5.3.3.

“New Title and Survey Objection Notice” has the meaning set forth in Section 5.3.3.

“New Title and Survey Response Notice” has the meaning set forth in Section 5.3.3.

“New Title Exception” has the meaning set forth in Section 5.3.3.

“New Title Objection” has the meaning set forth in Section 5.3.3.

“Noble Entity” means Noble Investment Group, LLC, Seller, Subtenant, Noble Investments, or any of their respective Affiliates.

“Noble Investments” means Noble Investments, LLC, a Georgia limited liability company, an Affiliate of Seller.

“Noble Subtenant” means Noble Raleigh Tenant, LLC, a Georgia limited liability company, an Affiliate of Seller.

“Notice” has the meaning set forth in Section 16.1.1.

“Operating Agreements” has the meaning set forth in Section 2.1.10.

“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the Business, taking into account the facts and circumstances in existence at the time in question.

“Pending Claim Amounts” means, for any given date, the aggregate amount of all Indemnification Losses which, as of such date, (a) have been set forth in a Claim Notice duly delivered to Seller in accordance with Section 15.5.5, (b) have not been paid or reimbursed to Purchaser from the Holdback Escrow, and (c) have not been successfully disputed by Seller in an action at law with all available appeals being resolved in favor of Seller (or the time to appeal having expired without either party having filed an appeal).

“Permitted Exceptions” has the meaning set forth in Section 5.3.2.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Personal Property” means the Property other than the Real Property.

“Plans and Specifications” has the meaning set forth in Section 2.1.13.

“Post-Closing Accruals” means all accounts payable, accrued and unpaid expenses, debt service payments, security deposits and similar obligations with respect to the Business or the Property which accrue after the Closing.

“Post-Closing Escrow Agreement” has the meaning set forth in Section 15.5.5.

“Post-Due Diligence Disclosure” has the meaning set forth in Section 16.14.

“Property” has the meaning set forth in Section 2.1.

“Prorations” has the meaning set forth in Section 11.2.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser Closing Condition Failure” has the meaning set forth in Section 13.2.

“Purchaser Closing Conditions” has the meaning set forth in Section 9.2.1.

“Purchaser Closing Deliveries” has the meaning set forth in Section 10.3.2.

“Purchaser Default” has the meaning set forth in Section 13.3.

“Purchaser Documents” has the meaning set forth in Section 7.2.2.

“Purchaser Due Diligence Reports” has the meaning set forth in Section 4.1.4.

“Purchaser Indemnitees” means Purchaser and its Affiliates, Purchaser’s Inspectors, and Purchaser’s agents and contractors, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Purchaser’s Inspectors” has the meaning set forth in Section 4.1.2.

“REA” means that certain Reciprocal Easement, Construction, Parking, Use and Operating Agreement more particularly described on Schedule 2.1.1.

“Real Property” has the meaning set forth in Section 2.1.2.

“Real Property Interests” has the meaning set forth in Section 2.1.1.

“Rehired Employees” has the meaning set forth in Section 8.4.2.

“Retail Merchandise” has the meaning set forth in Section 2.1.7.

“Retained Employees” means those Employees that Employer intends to retain as or that Seller intends to cause Employer to retain for employment at other hotels or properties owned or operated by any Noble Entity or by Manager or any Affiliate of Manager following the Closing, in accordance with Section 8.4.1.

“Retained Employees Notice” has the meaning set forth in Section 8.4.1.

“Retained Liabilities” has the meaning set forth in Section 2.4.

“Seller Closing Conditions” has the meaning set forth in Section 9.3.1.

“Seller Closing Deliveries” has the meaning set forth in Section 10.3.1.

“Seller Cure Period” has the meaning set forth in Section 13.2.

“Seller Default” has the meaning set forth in Section 13.1.

“Seller Documents” has the meaning set forth in Section 7.1.2.

“Seller Due Diligence Materials” has the meaning set forth in Section 4.1.3.

“Seller Indemnitees” means Seller and its Affiliates, and each of their respective (direct or indirect) shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Seller Indemnity Obligations” has the meaning set forth in Section 15.2.

“Seller’s Liability Cap” has the meaning set forth in Section 15.4.2.

“Seller’s Possession or Control” means in the physical possession or control of any officer or employee of any Noble Entity who has primary or day-to-day responsibility for the Business; provided, however, that any reference in this Agreement to Seller’s Possession or Control of any documents or materials expressly excludes the possession or control of any such documents or materials that (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by any Noble Entity, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Noble Entity.

“Starbucks” means Starbucks Corporation, a Washington corporation.

“Starbucks License Approval” has the meaning set forth in Section 8.9.2(a).

“Starbucks Proprietary Marks” has the meaning set forth in Section 2.2.3.

“Starbucks Proprietary Property” has the meaning set forth in Section 2.2.3.

“Sub-Condominium” means the leasehold sub-condominium known as Raleigh Hotel and Conference Center, a Condominium, created operated by and through (i) the provisions of North Carolina Condominium Act, Chapter 47C, North Carolina General Statutes, and (ii) the Sub-Condominium Documents.

“Sub-Condominium Documents” means, collectively, the Sub-Declaration and the “Articles”, “Bylaws”, “Plat” and “Plans” (as such terms are defined in the Sub-Declaration and more particularly described on Schedule 2.1.1) of the Sub-Condominium.

“Sub-Declaration” means that certain Declaration of Leasehold Sub-Condominium of Raleigh Hotel and Conference Center, a Condominium, more particularly described on Schedule 2.1.1.

“Supplies” has the meaning set forth in Section 2.1.4.

“Survey” has the meaning set forth in Section 5.2.

“Survey Defects” has the meaning set forth in Section 5.3.1.

“Survival Period” has the meaning set forth in Section 15.1.1.

“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to the Property or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement.

“Tenant Leases” has the meaning set forth in Section 2.1.8.

“Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question.

“Title and Survey Election Notice” has the meaning set forth in Section 5.3.1.

“Title and Survey Objection Notice” has the meaning set forth in Section 5.3.1.

“Title Commitment” has the meaning set forth in Section 5.1.

“Title Company” means First American Title Insurance Company, through its offices at 633 Third Avenue, New York, New York 10017, Attention:  Jennifer Panciera.

“Title Exceptions” has the meaning set forth in Section 5.3.1.

“Title Objections” has the meaning set forth in Section 5.3.1.

“Title Policy” has the meaning set forth in Section 5.4.

“Trade Payables” has the meaning set forth in Section 11.2.13.

“Unpermitted Exceptions” has the meaning set forth in Section 5.3.1.

“WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. §2101, et seq., as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

“Warranties” has the meaning set forth in Section 2.1.14.

ARTICLE II
THE PROPERTY AND LIABILITIES

2.1       Description of the Property.  Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept or assume, as applicable, from Seller, the property and assets set forth in this

Section 2.1, but expressly excluding the Excluded Property and the Retained Liabilities (collectively, the “Property”):

2.1.1.   Interests in Land.  The rights and interests of Seller (a) as “Lessee” or “Tenant” of the land described in Schedule 2.1.1 under and pursuant to the Ground Lease, together with all appurtenant easements, hereditaments and appurtenances thereunto and any other rights and interests appurtenant to such leasehold interest (the “Land”), (b) as “Project Owner” in and to the easements, licenses, rights and other interest under and pursuant to the REA, (c) as “Declarant” and a “Unit Owner” of the Hotel/Conference Center Unit under and pursuant to the Master Condominium Documents, (d) as “Lessee” or “Tenant” of the Conference Center Unit under and pursuant to the Conference Center Lease, together with all appurtenant easements, hereditaments and appurtenances thereunto and any other rights and interests appurtenant to such leasehold interest, and (e) as “Declarant” and a “Unit Owner” of the Hotel Unit and (by virtue of Seller’s status as “Lessee” or “Tenant” of the Conference Center Unit under the Conference Center Lease) the Conference Center Unit under and pursuant to the Sub-Condominium Documents (collectively, the “Real Property Interests”);

2.1.2.   Improvements.  All buildings, structures and other improvements located within or affixed to the Hotel/Conference Center Unit, the Hotel Unit and the Conference Center Unit and all fixtures therein which constitute real property under Applicable Law, subject to the Ground Lease, the REA, the Master Condominium Documents, the Sub-Condominium Documents and the Conference Center Lease, including, without limitation, the Hotel (collectively, the “Improvements”; the Real Property Interests and the Improvements are referred to collectively herein as the “Real Property”);

2.1.3.   FF&E.  All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotel and used in the Business other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);

2.1.4.   Supplies.  All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, which are located at the Hotel (the “Supplies”);

2.1.5.   IT Systems.  All computer hardware, telecommunications and information technology systems located at the Hotel, and all computer software used at the Hotel (subject to the terms of the applicable license agreement), to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer, but expressly excluding the Excluded IT Systems (the “IT Systems”);

2.1.6.   Food and Beverage.  All food and beverages which are located at the Hotel (whether opened or unopened) including, without limitation, all food and beverages located in the guest rooms, but expressly excluding the Liquor Inventory and any other alcoholic beverages if and to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);

2.1.7.   Retail Merchandise.  All merchandise located at the Hotel and held for sale to guests and customers of the Hotel, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by Seller or any Affiliate of Seller or by Manager or an Affiliate of Manager on behalf of Seller at the Hotel, but expressly excluding the F&B (the “Retail Merchandise”);

2.1.8.   Tenant Leases.  The leases, subleases, licenses, concessions and similar agreements listed on Schedule 2.1.8, together with all supplements thereto granting to any other Person the right to use or occupy any portion of the Real Property, other than the Bookings, together with all security deposits held by Seller thereunder, to the extent such security deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Tenant Leases”);

2.1.9.   Equipment Leases.  All leases and purchase money security agreements listed on Schedule 2.1.9, together with all amendments thereof and supplements thereto, for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel which are held by Seller or by an Affiliate of Seller or by Manager or an Affiliate of Manager on behalf of Seller and used in the Business (the “Equipment Leases”);

2.1.10. Operating Agreements.  All maintenance, service and supply contracts, booking and reservation agreements (including, without limitation, that certain Hotel Room and Conference Center Facilities Block Agreement dated as of January 22, 2007, by and among the City, Seller and Manager), credit card service agreements, and all other similar agreements listed on Schedule 2.1.10, together with all amendments thereof and supplements thereto, for goods or services which are held by Seller or by an Affiliate of Seller or by Manager or an Affiliate of Manager on behalf of Seller in connection with the Business, other than the Tenant Leases, Equipment Leases, and Licenses and Permits (the “Operating Agreements”);

2.1.11. Licenses and Permits.  All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority listed on Schedule 2.1.11, which are held by Seller or by an Affiliate of Seller or by Manager or an Affiliate of Manager on behalf of Seller with respect to the Hotel, including, without limitation, the construction, use or occupancy of the Hotel or the Business, to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Licenses and Permits”);

2.1.12. Books and Records.  All books and records located at the Hotel which relate to the Hotel or the Business, but expressly excluding (a) all Hotel Guest Data and Information, and (b) all documents and other materials which (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by any Noble Entity, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Noble Entity, including, without limitation, all (A) internal financial analyses, appraisals, tax returns, financial statements of any Noble Entity, (B) corporate or other entity governance records, (C) Employee personnel files to the extent required to be kept confidential pursuant to Applicable Law, and (D) any work papers, memoranda, analysis, correspondence and similar documents and materials prepared by or for any Noble Entity in connection with the transactions described in this Agreement (the “Books and Records”);

2.1.13. Plans and Specifications.  All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotel or in Seller’s Possession or Control which relate to the Hotel to the extent the same are transferable (the “Plans and Specifications”);

2.1.14. Warranties.  All warranties and guaranties held by Seller with respect to any Improvements or the other Personal Property, to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Warranties”);

2.1.15. Bookings.  All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotel as of the Closing, together with all deposits held by Seller with respect thereto (the “Bookings”);

2.1.16. Guest Ledger.  All Accounts Receivable comprising the Guest Ledger as set forth in Section 11.3.1; and

2.1.17. Condemnation/Casualty Proceeds.  All awards, compensation or proceeds payable in respect of a Condemnation or Casualty, but only the extent assigned to Purchaser pursuant to ARTICLE XIV.

2.2       Excluded Property.  Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) are excluded from the Property and shall not be transferred, assigned or conveyed to Purchaser (unless explicitly noted otherwise):

2.2.1.   Cash.  All cash on hand or on deposit in any house bank, operating account or other account or reserve maintained in connection with the Business;

2.2.2.   Marriott Proprietary Property.  All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by Hotel Franchisor and its Affiliates (the “Marriott Proprietary Marks”); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Marriott Proprietary Marks; (iii) Hotel Franchisor’s and its Affiliates’ internal management, operational, employee and similar manuals, handbooks and publications; and (iv) Hotel Franchisor’s and its Affiliates’ systems and programs used in connection with the Business (collectively, “Marriott Proprietary Property”);

2.2.3.   Starbucks Proprietary Property.  All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by Starbucks and its Affiliates (the “Starbucks Proprietary Marks”); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Starbucks Proprietary Marks; (iii) Starbucks’ and its Affiliates’ internal management, operational, employee and similar manuals, handbooks and publications; and (iv) Starbucks’ and its Affiliates’ systems and programs used in connection with the Business (collectively, “Starbucks Proprietary Property”);

2.2.4.   Third-Party Property.  Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases, (ii) the supplier, vendor, licensor or other party under any Operating Agreements, or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) any Employees, or (v) any guests or customers of the Hotel;

2.2.5.   Hotel Guest Data.  All Hotel Guest Data and Information.  Notwithstanding the foregoing, it is contemplated that after Closing certain of the Hotel Guest Data and Information will continue to be utilized in the Business at the Hotel pursuant to and subject to the terms of the New Hotel Franchise, if entered into by Purchaser;

2.2.6.   Excluded IT Systems.  The computer hardware, telecommunications and information technology systems, and computer software set forth in Schedule 2.2.6 (the “Excluded IT Systems”), which Seller shall have the right to remove from the Hotel at or prior to Closing; and

2.2.7.   Accounts Receivable.  All Accounts Receivable (other than those comprising the Guest Ledger).

2.3       Assumed Liabilities.  At Closing, Purchaser shall assume all Liabilities arising from, relating to or in connection with the Property or the Hotel, including, without limitation, subject to Seller’s express representations and warranties in Section 7.1, all Liabilities with respect to the condition of the Property (regardless of whether such condition existed prior to or exists after the Closing), including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Property, whether arising prior to or after the Closing, but expressly excluding the Retained Liabilities (the “Assumed Liabilities”).  The Parties rights and obligations under this Section 2.3 shall survive the Closing.

2.4       Retained Liabilities.  At Closing, Seller shall retain all Liabilities for (i) the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Tenant Leases, Contracts, Trade Payables and Licenses and Permits, except to the extent Purchaser has received a credit for such Liabilities under Section 11.2, (ii) the payment of all Taxes due and payable or accrued but not yet due or payable prior to the Closing, except to the extent Purchaser has received a credit for such Taxes under Section 11.2, (iii) with respect to the employment of any Employees to the extent arising or accruing or earned prior to the Closing, including the payment of any Compensation, bonus or incentive compensation, or Earned Vacation due to such Employees, (iv)  any lien, encumbrance, liability or obligation of any nature whatsoever, whether fixed or contingent, recorded or unrecorded, known or unknown, with respect to the Hotel (to the extent accrued as of the Closing whether known to have existed by Seller at the Closing or otherwise, including, without limitation, any and all obligations and liabilities that are known to Seller as of the Closing or become known to Seller after the Closing for acts or omissions (including, without limitation, personal injury or property damage or breach of contract) the events giving rise to which occurred prior to the Closing (whether known to have existed at the Closing or otherwise), but subject to Section 15.8, and (v) any claim for personal injury or property damage to a Person (other than any Purchaser Indemnitee in connection with any matter for which Purchaser is to indemnify Seller Indemnitees pursuant to Section 4.1.5) which injury or damage occurred prior to Closing and is based on any event which occurred at the Property during the period of Seller’s ownership of the Property, including, without limitation, any litigation disclosed on Schedule 2.4 (the “Retained Liabilities”).  The Parties rights and obligations under this Section 2.4 shall survive the Closing.

ARTICLE III
PURCHASE PRICE

3.1       Purchase Price.  The purchase price for the Property is Eighty-Three Million and no/100 Dollars ($83,000,000.00) (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 11.2, the Guest Ledger pursuant to Section 11.3.1, and as otherwise expressly provided in this Agreement.  The aggregate Purchase Price shall be allocated by Purchaser and Seller by mutual agreement between the Real Property and the Personal Property (and among the classes of Personal Property) included within the Property as of the Closing Date in accordance with the applicable provisions of Section 1060 of the Code.  Purchaser and Seller agree to file federal, state and local tax returns consistent with such allocations agreed upon between the parties.  If Purchaser and Seller cannot agree upon allocation of the Purchase Price, each party shall file federal, state and local returns based on each party’s own determination of the proper allocations of the Purchase Price, each bearing its own consequences of any discrepancies.

3.2       Earnest Money.

3.2.1.   Deposit of Earnest Money.  Purchaser shall deposit with Escrow Agent the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (such amount, less Five Hundred and no/100 Dollars ($500.00) which will be retained by Seller in all events as independent consideration (the “Independent Consideration”) for this Agreement, the “Initial Deposit”) no later than 5:00 p.m. (Eastern Time) on the date three (3) Business Days after the execution and delivery of this Agreement by the Parties. The Initial Deposit shall be held by Escrow Agent in escrow as earnest money pursuant to the escrow agreement in the form attached hereto as Exhibit A, to be entered into among Seller, Purchaser and Escrow Agent (the “Earnest Money Escrow Agreement”), and delivered to Escrow Agent before or concurrently with the Initial Deposit.  If Purchaser terminates this Agreement pursuant to the Due Diligence Contingency in accordance with Section 4.1, the Initial Deposit shall be refunded to Purchaser in accordance with Section 3.2.4.  If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency, then Purchaser shall deposit with Escrow Agent the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (the “Additional Deposit”) no later than 5:00 p.m. (Eastern Time) on the last day of the Due Diligence Period, which Additional Deposit shall be held by Escrow Agent as additional earnest money pursuant to the Earnest Money Escrow Agreement, and the Earnest Money shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement.

3.2.2.   Investment of Earnest Money.  The Initial Deposit and the Additional Deposit shall be invested in accordance with the Earnest Money Escrow Agreement upon Purchaser’s delivery of the Initial Deposit and Additional Deposit (as the case may be).

3.2.3.   Disbursement of Earnest Money to Seller.  At Closing, Purchaser shall cause Escrow Agent to disburse the Earnest Money and the Independent Consideration to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money plus the Independent Consideration disbursed to Seller.  If this Agreement is terminated for any reason and Purchaser is not entitled to a refund of the Earnest Money under an express provision of this Agreement, then Purchaser shall provide written notice to Escrow

Agent directing Escrow Agent to disburse the Earnest Money to Seller no later than two (2) Business Days after such termination.  This Section 3.2.3 shall survive the termination of this Agreement.

3.2.4.   Refund of Earnest Money to Purchaser.  If this Agreement is terminated and Purchaser is entitled to a refund of the Earnest Money (whether pursuant to the Due Diligence Contingency in accordance with Section 4.1 or any other express provision of this Agreement), then Seller shall provide written notice to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Purchaser no later than two (2) Business Days after such termination.  This Section 3.2.4 shall survive the termination of this Agreement.

3.3       Payment of Purchase Price.

3.3.1.   Payment at Closing.  At Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price (as adjusted pursuant to Section 3.1), less the Earnest Money disbursed to Seller.  Purchaser shall cause the wire transfer of funds to be received by Seller no later than 4:00 p.m. (Eastern Time) on the Closing Date.  If Seller receives the wire transfer of funds from Purchaser after 4:00 p.m. (Eastern Time) and is unable to reinvest such funds on the Closing Date, then as a condition to the completion of the Closing, Purchaser shall pay interest on the amount of such funds from the Closing Date until the next Business Day at the “prime rate” charged by Seller’s bank; provided, however, that Purchaser shall not be required to pay such interest if such funds were received after 4:00 p.m. (Eastern Time) due to a delay caused by Seller.

3.3.2.   Method of Payment.  All amounts to be paid by Purchaser to Seller pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.

ARTICLE IV
DUE DILIGENCE

4.1       Due Diligence.

4.1.1.   Due Diligence Contingency.  Purchaser shall have until 5:00 p.m. (Eastern Time) on the date that is the earlier of (a) thirty (30) days after the Effective Date or (b) June 14, 2013 (the “Due Diligence Period”), to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, any engineering, environmental, title, survey, financial, operational and legal compliance matters relating to the Property.  If Purchaser, in its sole and absolute discretion, is not satisfied with the results of its due diligence review of the Property for any reason, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Due Diligence Period (the “Due Diligence Contingency”).  If Purchaser terminates this Agreement pursuant to the Due Diligence Contingency in accordance with this Section 4.1.1, then the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.  If Purchaser does not terminate this Agreement pursuant to the Due Diligence Contingency in accordance with this Section 4.1.1, Purchaser shall be deemed to have waived its rights to terminate this Agreement pursuant to the Due Diligence Contingency and shall be required to make the Additional Deposit and proceed to Closing under and in accordance with this Agreement.

4.1.2.   Due Diligence Inspections.  From and after the Effective Date and until Closing or the earlier termination of this Agreement, Purchaser shall have the right to perform such examinations, tests, investigations and studies of the Property (the “Inspections”) as Purchaser deems advisable, in accordance with this Section 4.1.2.  Purchaser may conduct the Inspections with its officers, employees, contractors, consultants, agents or representatives (“Purchaser’s Inspectors”); provided, however, that Purchaser shall cause the Purchaser’s Inspectors to comply with the provisions of Section 8.1.  Seller shall provide reasonable access to the Property for Purchaser’s Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller with at least twenty four (24) hours’ prior notice of each of the Inspections; (ii) at Seller’s election, Purchaser’s Inspectors shall be accompanied by an employee, agent or representative of Seller; (iii) the Inspections shall be conducted by Purchaser’s Inspectors on a Business Day between 10:00 a.m. and 5:00 p.m. (local time); (iv) Purchaser’s Inspectors shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent, which consent may be granted or withheld in Seller’s sole and absolute discretion; (v) Purchaser’s right to perform the Inspections shall be subject to the rights of tenants, guests and customers at the Hotel; and (vi) the Inspections shall not unreasonably interfere with the Business, and Purchaser’s Inspectors shall comply with Seller’s reasonable requests with respect to the Inspections to minimize such interference.

4.1.3.   Seller’s Due Diligence Materials.  Purchaser acknowledges its receipt of the due diligence materials with respect to the Hotel set forth on the secure website located at “https://dox.eastdilsecured.com/Portal/gotoproperty.aspx?cID=8805b606-d152-4c26-b88d-3808bdf1c732&pID=d7ff4ee5-6dec-4185-8b40-8a44a0c1ec37” established by Broker (the “Data Room Web Site”), an inventory of which as of the Effective Date is attached hereto as Schedule 4.1.3.  Seller shall provide to Purchaser promptly upon request by Purchaser, or make available to Purchaser at the Hotel for review and copying by Purchaser, the materials set forth on Exhibit K attached hereto to the extent in Seller’s Possession or Control and to the extent not included on the Data Room Web Site, and such additional due diligence materials in Seller’s Possession or Control relating to the Property which are reasonably requested by Purchaser, and Purchaser agrees to acknowledge in writing, upon Seller’s request, the receipt of any such additional due diligence documents or materials delivered to Purchaser.  (All documents and materials provided by Seller to Purchaser pursuant to this Agreement (including, without limitation, any and all documents and materials set forth on the Data Room Web Site), together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations or other analyses made by or for Purchaser based on the information in such documents or materials, are referred to collectively herein as the “Seller Due Diligence Materials”.)  If this Agreement is terminated, Purchaser promptly shall (i) return all original Seller Due Diligence Materials provided to Purchaser, and destroy all other Seller Due Diligence Materials, (ii) use commercially reasonable efforts to cause all Persons to whom Purchaser has provided any Seller Due Diligence Materials to return any original Seller Due Materials to Purchaser, and destroy all other Seller Due Diligence Materials in Purchaser’s possession.  This Section 4.1.3 shall survive the termination of this Agreement.

4.1.4.   Purchaser’s Due Diligence Reports.  Purchaser shall provide a copy to Seller of all studies, reports and assessments prepared by any Person for or on behalf of Purchaser within five (5) Business Days of Purchaser’s receipt thereof (except to the extent the same (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Purchaser, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Purchaser) in connection with the Inspections (the “Purchaser Due Diligence Reports”).  Notwithstanding the foregoing, the extent of the Inspections to be conducted and the Purchaser Due Diligence Reports to be prepared in connection with the transactions contemplated by this Agreement shall be in the sole discretion of Purchaser, and Purchaser shall be under no obligation to complete or cause the completion of any such Inspections or Purchaser Due Diligence Reports, whether or not this Agreement is terminated prior to Closing and Purchaser makes no representations and/or warranties as to the accuracy or completeness of any Inspections or Purchaser Due Diligence Reports.  If requested by Seller, Purchaser shall use commercially reasonable efforts to obtain an original of any such Purchaser Due Diligence Reports for Seller, together with a reliance letter in favor of Seller from the Person who prepared such Purchaser Due Diligence Reports; provided, however, that Seller shall pay for any fees, costs or expenses charged by such Person for providing such original Purchaser Due Diligence Report and/or reliance letter to Seller.  This Section 4.1.4 shall survive the termination of this Agreement.

4.1.5.   Release and Indemnification.  Purchaser (for itself and all Purchaser Indemnitees) hereby releases Seller Indemnitees for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Inspections, except to the extent resulting solely and directly from such Seller Indemnitee’s gross negligence or willful misconduct.  Purchaser shall defend, indemnify and hold harmless Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Seller Indemnitee arising from or in connection with the Inspections, except to the extent resulting solely and directly from such Seller Indemnitee’s gross negligence or willful misconduct.  Purchaser, at its sole cost and expense, shall repair any physical damage to the Property or any other property owned by a Person other than Purchaser arising from or in connection with the Inspections, and restore the Property or such other third-party property to substantially the same condition as existed prior to such Inspections, or replace the Property or such third-party property with property of the same quantity and quality.  This Section 4.1.5 shall survive the termination of this Agreement.

4.1.6.   Insurance.  Prior to commencing any Inspections, Purchaser shall provide to Seller proof of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser maintains (i) commercial general liability insurance in an amount no less than Two Million and no/100 Dollars ($2,000,000.00), with an insurance company with a Best’s rating of no less than A/VIII, insuring Purchaser against its indemnification obligations under Section 4.1.5, and naming Seller and such other Persons reasonably designated by Seller as an additional insured thereunder, and (ii) worker’s compensation insurance in amount, form and substance required under Applicable Law.  Such insurance policy(ies) shall provide for at least thirty (30) days’ prior notice of cancellation to Seller.  Purchaser’s maintenance of such insurance policies shall not release or limit Purchaser’s indemnification obligations under Section 4.1.5.

ARTICLE V
TITLE TO THE PROPERTY

5.1       Title Commitment.  Purchaser acknowledges its receipt of a commitment for (a) an ALTA owner’s title insurance policy from the Title Company for the Real Property other than the Land and (b) an ALTA leasehold owner’s title insurance policy from the Title Company for the Land, as commitment number NCS-608944, which may be in one or more combined or separate commitments (collectively, whether one or more, the “Title Commitment”), together with complete and legible copies of all documents referenced therein obtained from the Title Company.

5.2       Survey. Purchaser acknowledges its receipt of a copy of Seller’s most recent survey of the Real Property comprising the Hotel, which survey is identified in Schedule 5.2 by surveyor, date and project number (the “Survey”).  Within three (3) Business Days after the Effective Date, Purchaser shall order an update to the Survey (the “Updated Survey”).

5.3       Exceptions to Title.

5.3.1.   Unpermitted Exceptions.  If Purchaser in its sole and absolute discretion objects to any (a) liens, encumbrances or other exceptions to title (the “Title Exceptions”) disclosed in the Title Commitment, or (b) encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the “Survey Defects”) disclosed in the Survey, Purchaser shall provide written notice to Title Company and Seller (the “Title and Survey Objection Notice”) setting forth those Title Exceptions and Survey Defects regarding the title to the Real Property to which Purchaser objects (the “Title Objections”) prior to the expiration of the Due Diligence Period; provided, however, that neither (i) the rights and interests of customers and guests at the Hotel to occupy rooms on a transient license basis, (ii) the rights of tenants under the Tenant Leases, as tenants only, pursuant to the Tenant Leases, (iii) all liens and encumbrances caused or created by any Purchaser Indemnitee, nor (iv) the Ground Lease, the Conference Center Lease, the Master Condominium Documents, the Sub-Condominium Documents, or the REA, shall in any event constitute Title Objections should Purchaser elect to waive the Due Diligence Contingency and close the transactions contemplated hereunder (but nothing shall impair Purchaser’s right to terminate this Agreement during the Due Diligence Period as a result of Purchaser’s review of the same).  Notwithstanding the foregoing, Seller agrees that the following shall constitute Title Objections which are required to be removed or cured by Seller:  (A) any mortgages, deeds of trust or other security interests for any financing incurred by Seller which is not assumed by Purchaser (in its sole discretion) under this Agreement, and (B) Taxes relating to any period prior to the Closing Date which constitute Title Exceptions which would be delinquent if unpaid at Closing, and, if any such Taxes are payable in installments, such obligation shall also apply to any such installments which would otherwise be payable after the Closing Date unless Purchaser receives a credit for such Taxes under Section 11.2 (collectively, the “Mandatory Unpermitted Exceptions”).  If Purchaser provides a Title and Survey Objection Notice to Seller, Seller may elect, in its sole discretion, by providing written notice (the “Title and Survey Election Notice”) to Purchaser within five (5) Business Days after Seller’s receipt of the Title and Survey

Objection Notice, to either (1) accept any one or more of such Title Objections as “unpermitted exceptions” to title to the Real Property (the “Unpermitted Exceptions”) to be removed or cured to Purchaser’s satisfaction (in its sole discretion) at or prior to Closing, or (2) electing not to remove or cure any one or more of such Title Objections; provided, however, if any such Title Objections are Mandatory Unpermitted Exceptions, then Seller shall be obligated to remove or insure over the same in accordance with Section 5.3.4; provided further, that Seller’s failure to timely deliver a Title and Survey Election Notice to Purchaser within such five (5) Business Day period shall be deemed Seller’s election not to remove or cure such Title Objections objected to in the Title and Survey Objection Notice (but excluding any Mandatory Unpermitted Exceptions).  If the Parties cannot mutually agree on which Title Exceptions and Survey Defects shall constitute the Unpermitted Exceptions, Purchaser’s sole and exclusive remedy shall be to terminate this Agreement pursuant to the Due Diligence Contingency.

5.3.2.   Permitted Exceptions.  All Title Exceptions and Survey Defects other than those expressly set forth in the Title and Survey Objection Notice or in Section 5.3.1 shall constitute “permitted exceptions” to title to the Real Property (the “Permitted Exceptions”) if Purchaser does not terminate this Agreement in accordance with Section 5.3.1.  In addition, if Purchaser raises any Title Objections in the Title and Survey Objection Notice, and Seller does not accept any particular Title Objections as Unpermitted Exceptions, but Purchaser nevertheless does not terminate this Agreement pursuant to the Due Diligence Contingency, Purchaser shall be deemed to have waived its objections to such Title Objections and to have accepted and agreed to accept such Title Objections as additional Permitted Exceptions at Closing.

5.3.3.   Updated Title Commitment or Survey.  If any update of the Title Commitment delivered to Purchaser after the expiration of the Due Diligence Period discloses any Title Exception which is not disclosed in the Title Commitment previously provided to Purchaser (a “New Title Exception”), or any update of the Survey delivered to Purchaser after the expiration of the Due Diligence Period discloses any Survey Defect which is not disclosed in the Survey previously delivered to Purchaser (a “New Survey Defect”), and (i) Purchaser otherwise did not have Knowledge of such New Title Exception or New Survey Defect prior to the Effective Date, (ii) such New Title Exception or New Survey Defect would have a Material Adverse Effect on the ownership of the Property or operation of the Hotel after the Closing, and (iii) such New Title Exception or New Survey Defect was not caused by Purchaser or any Person on behalf of Purchaser (any such New Title Exception or New Survey Defect meeting these criteria, a “New Title Objection”), then Purchaser shall have the right to request Seller to remove or cure such New Title Objection at or prior to Closing by providing written notice to Seller within the earlier of:  (A) five (5) Business Days after receiving such update of the applicable Title Commitment or Survey, or (B) the Closing (the “New Title and Survey Objection Notice”).  If Purchaser provides a New Title and Survey Objection Notice to Seller, Seller may elect, in its sole discretion, by providing written notice (the “New Title and Survey Election Notice”) to Purchaser within the earlier of five (5) Business Days after Seller’s receipt of such New Title and Survey Objection Notice or the Closing, (1) to accept such New Title Objection as an additional Unpermitted Exception, and commit in writing to either remove or cure such New Title Objection at or prior to Closing or to provide a credit to Purchaser at Closing in the amount of the Material Adverse Effect resulting or likely resulting to Purchaser as a result of such New Title Objection as mutually agreed by Purchaser and Seller each acting in good faith, or (2) not to remove or cure such New Title Objection; provided, however, if such New Title Objection qualifies as a Mandatory Unpermitted Exception, then such New Title Objection shall constitute an Unpermitted Exception and shall be removed or insured over in accordance with Section 5.3.4.  If Seller does not provide a New Title and Survey Election Notice to Purchaser within such time period, then Seller (except with respect to Mandatory Unpermitted Exceptions) shall be deemed to have elected not to remove or cure such New Title Objection as an Unpermitted Exception pursuant to clause (2) of the preceding sentence.  If Seller elects or is deemed to have elected not to remove or cure a New Title Exception or New Survey Defect, then Purchaser shall have the right to elect, by providing written notice (the “New Title and Survey Response Notice”) to Seller within the earlier of ten (10) Business Days after Purchaser’s receipt of the New Title and Survey Election Notice or the Closing, to (I) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4 and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (II) proceed to Closing pursuant to this Agreement and accept title to the Real Property subject to such New Title Objection (except with respect to Mandatory Unpermitted Exceptions) which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price for such New Title Objection.   If Purchaser does not provide a New Title and Survey Response Notice to Seller within such time period, Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (II) of the preceding sentence.

5.3.4.   Removal of Unpermitted Exceptions.  Seller shall have no obligation to cure or remove any Title Exceptions or Survey Defects other than the Mandatory Unpermitted Exceptions and any other Unpermitted Exceptions set forth in the Title and Survey Election Notice or in any New Title and Survey Election Notice.  Seller may cure any Unpermitted Exception by removing such Unpermitted Exception from title or causing the Title Company to commit to remove or insure over such Unpermitted Exception in the applicable Title Policy to Purchaser’s satisfaction (in its commercially reasonable discretion) at any time prior to or at Closing.  If the Title Company does not agree to remove or insure over any Unpermitted Exception in the applicable Title Policy to Purchaser’s satisfaction (in its commercially reasonable discretion), but another nationally recognized title insurance company is willing to issue the applicable Title Policy without such Unpermitted Exception in such Title Policy and without a limitation of such title insurance company’s potential liability with respect to such Unpermitted Exception resulting from Purchaser’s knowledge of the defect, then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 5.4, in which case the term “Title Company” shall be deemed to refer to such other title insurance company for the Real Property insured by such Title Policy; provided, however, that Purchaser shall not be required to accept such Title Policy from any title company that is not a member of (i) the Fidelity National Title family of title companies, or (ii) the First American Title family of title companies.

5.3.5.   Extension of Closing Date.  If Seller fails to remove or cure any Unpermitted Exceptions prior to Closing, Seller shall have the right to postpone the Closing one or more times for no more than fifteen (15) Business Days in the aggregate, in each case by providing written notice to Purchaser no later than three (3) Business Days prior to the then scheduled Closing Date.

5.4       Title Policy.  At Closing, upon delivery of the Seller Closing Deliveries and the Purchaser Closing Deliveries required hereunder and payment of the premiums and other costs and expenses therefor, the Title Company will issue (i) a 2006 ALTA Owner’s (6/17/06) extended coverage policy of title insurance for the Property other than the Land to Purchaser and (ii) a 2006 ALTA Leasehold Owner’s (6/17/06) extended coverage policy of title insurance for the Land to Purchaser (which may be in one or more combined or separate policies and in the form of a mark-up of the Title Commitment) in accordance with the Title Commitment, insuring Purchaser’s title to the Real Property as of the Closing Date, subject only to the Permitted Exceptions, with a liability limit in an amount equal to the mutually agreed upon value of the Real Property and otherwise in the form and with all endorsements required by Purchaser (collectively, whether one or more, the “Title Policy”).

5.5       Conveyance of the Property.  At Closing, Seller shall convey the Real Property subject only to all (i) Permitted Exceptions, and (ii) all Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policy in accordance with this Agreement, but which otherwise are not removed from title.

ARTICLE VI
CONDITION OF THE PROPERTY

6.1       PROPERTY SOLD “AS IS”.  PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, SUBJECT TO ORDINARY WEAR AND TEAR FROM THE EFFECTIVE DATE UNTIL CLOSING, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NO OBLIGATION TO REPAIR ANY DAMAGE TO OR DEFECT IN THE PROPERTY, REPLACE ANY OF THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY.

6.2      LIMITATION ON REPRESENTATIONS AND WARRANTIES.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SELLER DOCUMENTS, NEITHER THE SELLER, MANAGER, EMPLOYER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS, (C) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER

APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (E) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.

6.3       RELIANCE ON DUE DILIGENCE.  PURCHASER ACKNOWLEDGES AND AGREES THAT:

(A)       PURCHASER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS AS OF THE EXPIRATION OF THE DUE DILIGENCE PERIOD, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY AND THE BUSINESS;

(B)       PURCHASER SHALL BE DEEMED TO BE SATISFIED WITH THE RESULTS OF ITS DUE DILIGENCE REVIEW OF THE PROPERTY AND THE BUSINESS AS OF AND UPON ITS DEPOSIT OF THE ADDITIONAL DEPOSIT;

(C)       PURCHASER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN THE SELLER DOCUMENTS IN PURCHASING THE PROPERTY; AND

(D)      PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN THE SELLER DOCUMENTS), MANAGER, EMPLOYER OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

PURCHASER’S INITIALS

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

7.1       Seller’s Representations and Warranties.  To induce Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, Seller hereby makes the representations and warranties in this Section 7.1, but only with respect to itself and its interest in the Property, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.

7.1.1.   Organization and Power.  Seller is duly incorporated, formed or organized (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own the Property and conduct the Business as currently owned and conducted.

7.1.2.   Authority and Binding Obligation.  (i) Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement (collectively, including this Agreement, the “Seller Documents”), and to perform all obligations required of it under each of the Seller Documents, (ii) the execution and delivery by the signer on behalf of Seller of each of the Seller Documents, and the performance by Seller of its obligations under each of the Seller Documents, has been duly and validly authorized by all necessary action by Seller, and (iii) the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its respective terms, except to the extent Purchaser itself is in default thereunder.

7.1.3.   Consents and Approvals; No Conflicts.  Subject to the recordation of any the Seller Documents as appropriate, and the approval of the appropriate Governmental Authorities in connection with the transfer of the Licenses and Permits and the Liquor Licenses, and except as disclosed in the Seller Due Diligence Materials:  (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by Seller of any of the Seller Documents, or the performance by Seller of any of its obligations under any of the Seller Documents or the consummation by Seller of the transactions described in this Agreement, except to the extent the failure to obtain such permit, authorization, consent or approval would not have a Material Adverse Effect on the Business, or Seller’s ability to consummate the transactions described in this Agreement, and (ii) neither the execution and delivery by Seller of any of the Seller Documents, nor the performance by Seller of any of its obligations under any of the Seller Documents, nor the consummation by Seller of the transactions described in this Agreement, will:  (A) violate any provision of Seller’s organizational or governing documents, (B) violate any Applicable Law to which Seller is subject, (C) result in a violation or breach of, or constitute a default under any of the Material Contracts, except to the extent such violation, breach or default would not have a Material Adverse Effect on the Business, or Seller’s ability to consummate the transactions described in this Agreement, or (D) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.

7.1.4.   Title to Personal Property.  Except as set forth in Schedule 7.1.4, and subject to the Contracts and Equipment Leases, Seller has good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing.

7.1.5.   Condemnation.  Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller’s Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.

7.1.6.   Compliance with Applicable Law.  Except as set forth in Schedule 7.1.6, (a) Seller has not received any written notice of a violation of any Applicable Law with respect to the Property with respect to Seller’s period of ownership of the Property which have not been cured or dismissed, (b) no administrative proceeding, investigation or inquiry is pending, or to Seller’s Knowledge, threatened with respect to any violation of Applicable Law with respect to the Property, the Employees or the operation of the Hotel, and (c) to Seller’s Knowledge, there is no violation of any Applicable Law with respect to the Property, the Employees or the operation of the Hotel which has not been cured or dismissed.

7.1.7.   Litigation.  Except as set forth in Schedule 2.4, Seller has not (i) been served with any court filing in any litigation which would likely result in any final, non-appealable order, injunction, decree or judgment having a material adverse impact with respect to the Property or the Business in which Seller is named a party which has not been resolved, settled or dismissed, or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to or, to Seller’s Knowledge, specifically threatening any administrative, arbitration or similar adjudicatory proceeding which would likely result in any order, injunction, decree or judgment having a material adverse impact with respect to the Property or the Business which has not been resolved, settled or dismissed.

7.1.8.   Employees.

(a)        Union Contracts.  Neither Seller nor the Employer is or in the past five (5) years has been party to any collective bargaining agreement with any labor union with respect to the Employees.

(b)        Employment Agreements.  Except for the employment agreements set forth in the Schedule 7.1.8 (the “Employment Agreements”) and except for standard offer letters and/or employee handbook acknowledgment agreements signed by the Employees, neither Seller nor to Seller’s Knowledge the Employer is party to any written employment or compensation agreements with any of the Employees, other than the Retained Employees.

(c)        Schedule 7.1.8 sets forth the legal name of the Employer with respect to each of the Employees.

(d)       Seller does not contribute to nor in the past five (5) years has Seller contributed to, maintained, been required to contribute to or otherwise had any liability with respect to any multiemployer pension plan or other plan subject to Title IV of ERISA or Section 412 or 430 of the Code or that promises or provides post-employment welfare benefits, except to the limited extent required to by COBRA.

7.1.9.   Taxes.  (i) All Taxes relating to any period prior to the Closing Date which would be delinquent if unpaid at Closing, and, if any such Taxes are payable in installments, any such installment which would otherwise be payable after the Closing Date, will be paid in full or prorated at Closing as part of the Prorations pursuant to Section 11.2; (ii) Seller has not received any written notice for an audit of any Taxes which has not been resolved or completed; (iii) Seller is not currently contesting any Taxes; and (iv) Seller has filed, made or caused to be filed or made all filings required by Applicable Law with respect to all Taxes.

7.1.10. Licenses and Permits.  Seller has not received any written notice from any Governmental Authority or other Person of (i) any violation, suspension, revocation or non-renewal of any Licenses and Permits with respect to the Property or the Business that has not been cured or dismissed, or (ii) to Seller’s Knowledge, any failure by Seller to obtain any Licenses and Permits required for the Property or the Business that has not been cured or dismissed.

7.1.11. Real Property Leases.  Schedule 2.1.1 sets forth a correct and complete description of the Ground Lease and the Conference Center Lease.  Seller has neither given nor received any written notice of any breach or default under either the Ground Lease or the Conference Center Lease which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder which would have a Material Adverse Effect on the Business.

7.1.12. Condominium Documents.  Schedule 2.1.1 sets forth a correct and complete description of the Master Condominium Documents and the Sub-Condominium Documents and there are no other amendments, modifications or supplements to any of the Master Condominium Documents or Sub-Condominium Documents, whether verbal or in writing.  The Master Condominium Documents and Sub-Condominium documents are in full force and effect and have not been terminated or rescinded and Seller’s rights and obligations thereunder with respect to the Property have not been sold, assigned, transferred, conveyed, granted or pledged to any person or entity that would remain effective from and after Closing.  Seller has neither given nor received any written notice of any breach or default under either the Master Condominium Documents or the Sub-Condominium Documents with respect to Seller or any other Person subject to them which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or any other Person subject to them which would have a Material Adverse Effect on the Business.  All amounts due and payable prior to the Effective Date by Seller under the Master Condominium Documents and the Sub-Condominium Documents, including, without limitation any owners association dues and/or maintenance fees have been fully and timely paid.

7.1.13. REA.  Schedule 2.1.1 sets forth a correct and complete description of the REA.  Seller has neither given nor received any written notice of any breach or default under REA which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder which would have a Material Adverse Effect on the Business.

7.1.14. Tenant Leases.  Schedule 2.1.8 sets forth a correct and complete list of the Tenant Leases.  Seller has neither given nor received any written notice of any breach or default under any of the Tenant Leases which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder which would have a Material Adverse Effect on the Business.

7.1.15. Material Contracts.  Schedule 7.1.15 sets forth a correct and complete list of the Material Contracts.  Seller has neither given nor received any written notice of any breach or default under any of the Material Contracts which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder which would have a Material Adverse Effect on the Business.

7.1.16. Management Agreement.  Seller is not a party to any management agreement or contract with respect to the Hotel other than the Management Agreement.  The Management Agreement shall be terminated by Seller at Closing.

7.1.17. Finders and Investment Brokers.  Except for Broker, whose commission, compensation and other fees and charges shall be paid by Seller pursuant to a separate agreement, Seller has not dealt with any Person who has acted, directly or indirectly, as a real estate broker, finder, or agent on behalf of Seller in connection with the transactions described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.

7.1.18. Foreign Person.  Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

7.1.19. Bankruptcy. Seller has not made any general assignment for the benefit of creditors, become insolvent or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or an arrangement or composition, extension or readjustment of its indebtedness or consented, in any creditors’ proceeding, to the appointment of a receiver or trustee of Seller or the property or any part thereof of either of them or been named in an involuntary bankruptcy proceeding and to Seller’s Knowledge, no such actions are contemplated or have been threatened.

7.1.20. Hazardous Substances.  Except as set forth in the Environmental Reports, Seller has received no written notice from any Environmental Agency (as hereinafter defined) (i) of any pending or threatened action or proceeding arising out of the environmental condition of the Property, Hazardous Substances located on the Real Property, or any alleged violation of Environmental Laws, or (ii) to the effect that there has been a release of any Hazardous Substances on the Real Property.

7.1.21. Financial Statements.  Seller has provided or will provide to Purchaser prior to the expiration of the Due Diligence Period all books and records, financial reports, profit and loss statements, financial statements pertaining to the Hotel for three (3) full calendar years immediately preceding the Effective Date and any year-to-date financial statements and operating budgets prepared for the Hotel for the current year.  To Seller’s Knowledge, such financial statements fairly represent the financial condition of Seller and the Hotel in all material respects as of the dates stated therein.

7.1.22. No Violation of Anti-Terrorism Laws.  None of Seller’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Seller nor, to Seller’s Knowledge, any Person holding any direct or indirect interest in Seller is in violation of any Anti-Terrorism Laws.

Notwithstanding the foregoing, if Purchaser has Knowledge of a breach of any representation or warranty made by Seller in this Agreement prior to Closing, and Purchaser nevertheless proceeds to close the transactions described in this Agreement, then such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser’s Knowledge of such breach.

7.2       Purchaser’s Representations and Warranties.  To induce Seller to enter into this Agreement and to consummate the transactions described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.2, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

7.2.1.   Organization and Power.  Purchaser is duly incorporated, formed or organized (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

7.2.2.   Authority and Binding Obligation.  (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, and the performance by Purchaser of its obligations under each of the Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller is in default thereunder.

7.2.3.   Consents and Approvals; No Conflicts.  Subject to the recordation of any the Purchaser Documents as appropriate, the approval of the appropriate Governmental Authorities in connection with the transfer of the Licenses and Permits and the Liquor Licenses:  (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transactions described in this Agreement, and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transactions described in this Agreement, will:  (A) violate any provision of the organizational or governing documents of Purchaser, (B) violate any Applicable Law to which Purchaser is subject, or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

7.2.4.   Finders and Investment Brokers.  Except for Broker, Purchaser has not dealt with any Person who has acted, directly or indirectly, as a real estate broker, finder, or agent on behalf of Purchaser in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.

7.2.5.            No Violation of Anti-Terrorism Laws.  None of Purchaser’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Purchaser nor, to Purchaser’s Knowledge, any Person holding any direct or indirect interest in Purchaser is in violation of any Anti-Terrorism Laws.

Notwithstanding the foregoing, if Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement, and Seller nevertheless elects to close the transactions described in this Agreement, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller’s Knowledge of such breach.

ARTICLE VIII

COVENANTS

8.1                            Confidentiality.

8.1.1.            Disclosure of Confidential Information.  Prior to Closing, Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by the Inspections or in the Seller Due Diligence Materials, the Purchaser Due Diligence Reports or any other documents, materials, data or other information with respect to the Property or the Business which is not generally known to the public (the “Confidential Information”).  Notwithstanding the foregoing, Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law, or (ii) disclose any Confidential Information to any Person on a “need to know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information.  This Section 8.1.1 shall survive the termination of this Agreement.

8.1.2.            Public Announcements.  Notwithstanding Section 8.1.1, a Party shall have the right to make a public announcement regarding the transactions described in this Agreement after Closing; provided, however, that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required.

8.1.3.            Communication with Governmental Authorities.  Without limiting the generality of the provisions in Section 8.1.1, prior to Closing, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property or the Business without Seller’s prior written consent, which may be withheld in Seller’s sole discretion, unless such communication is arranged by Seller.  Notwithstanding the foregoing, Purchaser and its representatives and consultants shall have the right, without any requirement to obtain the consent of Seller, to (i) review building department, health department and other local Governmental Authority records with respect to the Real Property and the operation of the Business (including, without limitation, for the preparation of (and due diligence required therefor) zoning reports, property condition reports, environmental assessment reports and other customary due diligence), and (ii) apply to the applicable Governmental Authority for any Licenses and Permits necessary or desirable for the Purchaser’s continued operation of the Business after the Closing.

8.1.4.            Communication with Employees.  Without limiting the generality of the provisions in Section 8.1.1, prior to Closing, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Employees or any Person representing any Employees involving any matter with respect to the Property or the Business, the Employees or this Agreement (except for, from and after the expiration of the Due Diligence Period if Purchaser has not terminated this Agreement, the General Manager of the Hotel), without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion, unless such communication is arranged by Seller; provided, however, that, commencing ten (10) Business Days prior to Closing, Seller will cooperate to provide Purchaser reasonable access to interview the Employees (other than the Retained Employees) for future employment at the Hotel.

8.2                            Conduct of the Business.

8.2.1.            Operation in Ordinary Course of Business.  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall conduct the Business in the Ordinary Course of Business, including, without limitation, (i) maintaining the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels customarily maintained in the Ordinary Course of Business, (ii) using commercially reasonable efforts to maintain staffing at the Hotel at levels customarily maintained in the Ordinary Course of Business, and (iii) performing maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business.

8.2.2.            Contracts.  From the expiration of the Due Diligence Period until the Closing or earlier termination of this Agreement, Seller shall not, without Purchaser’s prior written consent which may be withheld by Purchaser in its sole and absolute discretion, (i) amend, extend, renew (except pursuant to renewal rights in favor of then applicable tenant or counterparty expressly set forth in a Tenant Lease or Material Contract) or terminate any existing Tenant Leases, Material Contracts or Licenses and Permits, except in the Ordinary Course of Business, nor (ii) enter into any new Tenant Leases or Material Contracts, unless such new Tenant Leases or Material Contracts are terminable by Purchaser without any termination fee or penalty upon not more than sixty (60) days’ notice.

8.3                            Licenses and Permits.

8.3.1.            License and Permits.  Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new Licenses and Permits, including, without limitation, the Licenses and Permits required for the sale and service of alcoholic beverages at the Hotel (the “Liquor Licenses”).  Purchaser, at its sole cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and otherwise exercise diligent, commercially reasonable, good faith efforts to effect the transfer of Licenses and Permits or issuance of new Licenses and Permits, including, without limitation, the Liquor Licenses, as of the Closing, and Seller shall use diligent, commercially reasonable, good faith efforts (at no cost or expense to Seller other than any de minimis cost or expense which Purchaser agrees in writing to reimburse to Seller) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new Licenses and Permits to be issued to Purchaser.  Without limiting the generality of the foregoing, Purchaser represents and covenants to Seller that Purchaser has commenced as of the Effective Date, or shall commence within one (1) Business Day after the Effective Date, the process for obtaining the transfer of the Liquor Licenses (to the extent transferable) or the issuance of new Liquor Licenses.  From and after the Effective Date and through the Closing Date or the earlier termination of this Agreement, Purchaser agrees to keep Seller regularly and fully informed of the status of Purchaser’s efforts to obtain a transfer of the Liquor Licenses (to the extent transferable) or the issuance of new or temporary Liquor Licenses for the continued provision of alcoholic beverages at the Hotel from and after the Closing, and by the expiration of the Due Diligence Period (if Purchaser has not terminated this Agreement prior to the expiration of the Due Diligence Period), Purchaser shall provide Seller with a detailed status report of all actions theretofore completed in the application process for the Liquor Licenses and those actions yet to be completed and Purchaser’s anticipated schedule for completing same.  If this Agreement is terminated and Purchaser has filed an application or otherwise commenced the processing of obtaining new Licenses and Permits, Purchaser shall withdraw all such applications within no more than two (2) Business Days following such termination and cease all other activities with respect to such new Licenses and Permits.  If, despite such diligent, commercially reasonable, good faith efforts by Purchaser, Purchaser is unable to secure as of the Closing Date a transfer of the Liquor Licenses (to the extent transferable) or the issuance of new or temporary Liquor Licenses for the continued provision of alcoholic beverages at the Hotel at Closing, then Purchaser and the current holder of the Liquor Licenses shall at Closing enter into an interim beverage agreement (the “Interim Beverage Agreement”) in form reasonably acceptable to Purchaser, and as otherwise permitted by and in accordance with North Carolina law, and Purchaser shall have the right to extend the Closing Date, by delivery of written notice to Seller and Escrow Agent, for a period of up to seven (7) Business Days to obtain the transfer or issuance of new Liquor Licenses or an executed Interim Beverage Agreement.

8.3.2.            Closing Requirement.  Without limiting the obligations of the Parties under Section 8.3, the Parties do hereby specifically acknowledge and agree that to the extent (a) the Liquor Licenses are not transferable or have not been effectively transferred to Purchaser on the Closing Date (as the same may be extended by Purchaser pursuant to Section 8.3.1 above), or (b) new Liquor Licenses are not issued to Purchaser on the Closing Date, as applicable, such failure shall not constitute a Purchaser Closing Condition Failure, shall not affect in any manner whatsoever the Closing, and the Closing shall proceed without any delay or interruption whatsoever provided Purchaser obtains an Interim Beverage Agreement, duly executed by the current holder of the Liquor Licenses.

8.4                            Employees.

8.4.1.            Retained Employees.  Seller shall deliver to Purchaser no later than ten (10) Business Days prior to Closing a written notice (the “Retained Employees Notice”) setting forth those Employees that Employer intends to retain as Retained Employees or that Seller intends to cause Employer to retain as Retained Employees.  Seller shall not cause the Retained Employees to be relocated from the Hotel prior to Closing without Purchaser’s consent.  From the date of the delivery of the Retained Employees Notice until the first (1st) anniversary of the Closing Date, Purchaser shall not, through its manager, employees, agents, representatives or any other Person, directly or indirectly, solicit any Retained Employees which remain in the employ of any Noble Entity or of Manager or any Affiliate of Manager for employment without Seller’s prior written consent, which may be withheld in Seller’s sole discretion; provided, however, that such prohibited solicitation shall not include any general advertising, such as newspaper “help wanted” ads, internet or website postings, radio commercials, career fairs and job boards.  From the date hereof until the first (1st) anniversary of the Closing Date, Seller shall not through its employees, agents, representatives or any other Person, directly or indirectly, solicit any of the Employees who are not Retained Employees for employment without Purchaser’s prior written consent, which may be withheld in Purchaser’s sole discretion; provided, however, that such prohibited solicitation shall not include any general advertising, such as newspaper “help wanted” ads, internet or website postings, radio commercials, career fairs and job boards.

8.4.2.            Termination and Rehiring of Employees.  Seller shall cause Employer to terminate the employment of all Employees (other than the Retained Employees) effective as of the Closing, and Purchaser shall (or shall cause its manager to) offer employment to all such terminated Employees (other than the Retained Employees) as Purchaser deems appropriate; provided, however, that Purchaser (or its manager) shall need only offer employment to a sufficient number of terminated Employees as is necessary to prevent the Seller Indemnitees and Employer from incurring any Indemnification Loss under the WARN Act with respect to the Employees.  (The terminated Employees who accept such offers of employment are referred to collectively herein as the “Rehired Employees”.)  Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees and Employer in accordance with ARTICLE XV (and with respect to Employer, to the same extent and in the same manner as set forth for Seller Indemnitees in ARTICLE XV) from and against any Indemnification Loss incurred by any Seller Indemnitees or Employer under the WARN Act with respect to the Employees to the limited extent that such liability arises as a direct result of Purchaser (or its manager) failing to offer employment to a sufficient number of Terminated Employees.  Seller shall deliver to Purchaser no later than ten (10) Business Days prior to Closing a schedule (Schedule 8.4.2) setting forth the job position of each current or former Employee who incurred within the prior ninety (90) days or, as a result of this transaction, will incur, an “employment loss,” “layoff,” or other similar event that when aggregated with enough other such events would trigger the notice or damages provisions of the WARN Act (“WARN Act Events”) and the date of such WARN Act Event.  To the extent that Schedule 8.4.2 is not complete and accurate in all material respects as of the date of such schedule and Purchaser (or its manager) relies on such inaccurate information, Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees in accordance with

ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees under the WARN Act to the limited extent that such liability arises as a direct result of such material inaccuracy.  Without negating Purchaser’s obligations above in this Section 8.4.2, Purchaser shall, at least five (5) Business Days prior to Closing, provide Seller a list of any Employees to whom Purchaser intends not to offer continued employment at the Hotel.  Purchaser shall provide written notice to Seller and Employer promptly after Closing listing all Employees not rehired by Purchaser (or its manager).

8.4.3.            Compensation of Rehired Employees.  Except as otherwise required under any Employment Agreements of any Employees rehired by Purchaser which are assumed by Purchaser, or as expressly provided in this Section 8.4.3, the employment of the Rehired Employees shall be on such terms as Purchaser (or its manager) deems appropriate consistent with Purchaser’s policies and practices; provided, however, that such terms of employment shall comply with all Applicable Laws relating to the Employees and be sufficiently similar in terms of the base salary for each such Employee so as to ensure that any such change in base salary will not cause the Seller Indemnitees to incur any Indemnification Loss under the WARN Act with respect to such Rehired Employees.  Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees and Employer in accordance with ARTICLE XV (and with respect to Employer, to the same extent and in the same manner as set forth for Seller Indemnitees in ARTICLE XV) from and against any Indemnification Loss incurred by any of the Seller Indemnitees under the WARN Act with respect to the Employees to the limited extent that any change in base salary causes the Seller Indemnities to incur any Indemnification Loss under the WARN Act.

8.4.4.            Accrued Personal Time Off.  Purchaser shall (or shall cause its manager to) permit the Rehired Employees to take, on an unpaid basis and as Hotel scheduling permits, the vacation time off on or after the Closing Date which such Rehired Employees have accrued (in accordance with the terms of the vacation time off policies in effect with respect to such Rehired Employees as of the Effective Date) but not taken as of the Closing Date.  Notwithstanding the foregoing, if Purchaser agrees to and does rehire all Employees as of Closing (in which event all Employees shall be deemed “Rehired Employees” for purposes of this Agreement) and elects to receive a credit for all Earned Vacation for such Employees at Closing in accordance with Section 11.2.8, then (a) Purchaser shall (or shall cause its manager to) honor and permit the Rehired Employees to take on or after the Closing Date, on a paid basis in accordance with Purchaser’s (or Purchaser’s manager’s) vacation and time off policies as to scheduling, the Earned Vacation time off which such Rehired Employees have accrued (in accordance with the terms of the vacation time off policies in effect with respect to such Rehired Employees as of the Effective Date) through the date immediately prior to the Closing Date but not taken as of the Closing Date and for which Purchaser receives a credit at Closing pursuant to Section 11.2.8; and (b) Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees and Employer in accordance with ARTICLE XV (and with respect to Employer, to the same extent and in the same manner as set forth for Seller Indemnitees in ARTICLE XV) from and against any Indemnification Loss incurred by any of the Seller Indemnitees or Employer with respect to any claims made by any such Rehired Employees related to such Earned Vacation for which Purchaser receives a credit at Closing pursuant to Section 11.2.8 (but not including claims relating to Earned Vacation for which Purchaser did not receive a credit at Closing).  At Closing, Seller shall cause the Employer to provide Purchaser with sufficient information regarding the amount of Earned Vacation time off accrued but not taken by all Rehired Employees to allow Purchaser to fulfill its obligations under this Section 8.4.4.

8.4.5.            COBRA.  Purchaser shall (or shall cause its manager to) provide the Rehired Employees, and the respective qualified beneficiaries of such Rehired Employees, who are participating in the Manager Employee Plans as of the Closing Date, with the right to elect to participate in Purchaser’s or (its manager’s) standard health care plans which provides sufficient coverage to such Rehired Employees, and the respective qualified beneficiaries of such Rehired Employees, including, without limitation, no waiting period prior to coverage and a waiver of pre-existing conditions, so that neither Employer, Manager, any Affiliate of Manager, nor any Noble Entity is required to provide health care continuation coverage to any of such Employees under Section 4980B of the Code.

8.4.6.            Employee Liabilities.  Seller shall be responsible for, and shall indemnify, defend and hold harmless Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss arising out of any and all real or alleged employment and benefit related obligations with respect to the Employees and benefit plans, including, but not limited to, the Manager Employee Plans and any and all obligations or liabilities for (i) Compensation and Other Compensation to which such employees are legally entitled, (ii) worker’s compensation claims, and (iii) claims under the common law and/or applicable laws governing employer/employee relations, including, without limitation, the National Labor Relations Act and other labor relations laws, equal employment standards laws, fair employment practices and anti-discrimination laws, ERISA, the Multi-Employer Pension Plan Amendment Act, and the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as each of the foregoing is amended from time to time (collectively, “Employee Liabilities”) based on any occurrence up to and including the termination of the Employees on the Closing Date (except as otherwise expressly provided in this Section 8.4).  Purchaser shall be responsible for, and shall indemnify, defend, protect and hold harmless Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss arising out of any and all Employee Liabilities with respect to the Hotel Employees based on any real or alleged occurrence from and after the Closing Date, other than any Employee Liabilities related to any of the Retained Employees.

8.4.7.            Survival.  This Section 8.4 shall survive the Closing.

8.5                            Bookings.  Purchaser shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date.  This Section 8.5 shall survive Closing.

8.6                            Notices and Filings.  Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense which the requesting Party agrees in writing to reimburse to the other Party) to provide written notice to any Person under any Tenant Leases, Contracts, and Licenses and Permits and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business.  This Section 8.6 shall survive the Closing.

8.7                            Access to Information.  For a period of four (4) years after the Closing, Purchaser shall provide to the officers, employees, agents and representatives of any of the Seller Indemnitees reasonable access to (i) the Books and Records with respect to the Hotel, (ii) the Property and (iii) the employees at the Hotel, for any purpose deemed necessary or advisable by Seller, including, without limitation, to prepare any documents required to be filed by Seller under Applicable Law or to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company involving any Noble Entity; provided, however, that (A) such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Seller Indemnitees in providing access to its books and records, the Property or the employees of Purchaser (or Purchaser’s manager) as provided in this Section 8.7; (D) Purchaser shall not be required to provide such access to materials or information to the extent the same (x) are legally privileged or constitute attorney work product, (y) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Purchaser, or (z) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Purchaser Indemnitee, including, without limitation, all (1) internal financial analyses, appraisals, tax returns, financial statements of any Purchaser Indemnitee or of Purchaser’s hotel manager, (2) corporate or other entity governance records and (3) any work papers, memoranda, analysis, correspondence and similar documents and materials prepared by or for any Purchaser Indemnitee or Purchaser’s hotel manager, (E) Purchaser makes no representation or warranty as to the accuracy or completeness of any information contained in the Books and Records maintained by Purchaser with respect to the Hotel, if any, and (F) Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees arising from any such access, inspections, evaluations, examinations, investigations or studies of the Books and Records, the Property or the employees at the Hotel conducted by Seller, its employees, agents or representatives pursuant to this Section 8.7.  Purchaser, at its cost and expense, shall use its commercially reasonable efforts to maintain and retain all such Books and Records with respect to the Hotel until the earlier of four (4) years after the Closing Date or the date upon which Purchaser transfers the Property to a non-Affiliated third party.  This Section 8.7 shall survive the Closing.

8.8                            Privacy Laws.  To the extent Purchaser reviews, is given access to or otherwise obtains any Hotel Guest Data and Information as part of the purchase of the Property and the Business, Purchaser shall at all times comply in all material respects with all Applicable Law concerning (i) the privacy of such Hotel Guest Data and Information and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser’s or any third party’s ability to use, transfer, store, sell, or share such information and data), and (ii) the establishment of adequate security measures to protect such Hotel Guest Data and Information.  This Section 8.8 shall survive the Closing.

8.9                            Franchise/License Matters.

8.9.1.            New Hotel Franchise.

(a)                               Purchaser shall use commercially reasonable efforts to obtain the approval in writing by Hotel Franchisor of the issuance of a New Hotel Franchise between Purchaser and Hotel Franchisor to permit Purchaser to operate the Hotel as a “Marriott” hotel.  Purchaser shall as soon as practicable (but in no event later than three (3) Business Days after the Effective Date) make such application to Hotel Franchisor as shall be required for the New Hotel Franchise and shall as soon as possible pay such application or other fees as required by Hotel Franchisor in connection with such application.  Within three (3) Business Days after the Effective Date, Purchaser shall also execute and deliver to Hotel Franchisor any franchise disclosure forms required by Hotel Franchisor in connection with the transactions contemplated by this Agreement.  Purchaser shall also utilize commercially reasonable efforts to finalize such application process for a New Hotel Franchise and to obtain Hotel Franchisor’s approval for the issuance of a New Hotel Franchise to Purchaser (or its designated assignee who will own or operate the Property after the Closing) as soon as practicable but no later than the Closing Date, such New Hotel Franchise being in form and substance acceptable to Purchaser in its sole but commercially reasonable discretion.  Seller shall, and shall cause each applicable Noble Entity to, provide such cooperation with Purchaser in connection with the obtaining of such New Hotel Franchise from Hotel Franchisor as Purchaser may reasonably request, but the Noble Entities shall not be required to incur any costs or liability in connection therewith (other than any de minimis cost or expense which Purchaser agrees in writing to reimburse to the Noble Entities).  Purchaser shall pay any application fees or costs with respect to any New Hotel Franchise, and upon completion of the process of obtaining the New Hotel Franchise, Seller shall cause Noble Subtenant to enter into a termination agreement with Hotel Franchisor in form and substance reasonably satisfactory to Noble Subtenant providing for the full release of Noble Subtenant and any affiliated guarantors from any liability arising under the Current Hotel Franchise for periods following the Closing.  In the event any Noble Entity incurs any termination costs or fees (including, without limitation, any liquidated damage payments) under the Current Hotel Franchise as a result of this transaction, regardless of whether Purchaser enters into a New Hotel Franchise, Purchaser shall bear any such costs and fees assessed by Hotel Franchisor relating to the termination of the Current Hotel Franchise by paying such costs and fees, and/or causing Hotel Franchisor to waive the right to receive any such costs and fees.  Purchaser shall be solely responsible for the cost of implementation of any so-called “property improvement program” or “PIP” required in connection with the New Hotel Franchise, and no Noble Entity shall have any liability or obligation with respect to any such property improvement program or PIP.

(b)                              Notwithstanding the foregoing, if, despite using commercially reasonable efforts, Purchaser is unable to finalize such application process for a New Hotel Franchise and to obtain Hotel Franchisor’s approval for the issuance of a New Hotel Franchise to Purchaser (or its designated operator) prior to the expiration of the Due Diligence Period, Purchaser may elect to have up to an additional fifteen (15) days after the expiration of the Due Diligence Period (the “New Hotel Franchise Approval Period”) solely to allow Purchaser to obtain the approval of Hotel Franchisor and the New Hotel Franchise in accordance with this Section 8.9.1, by providing written notice to Seller prior to 5:00 p.m. (Eastern Time) on the last day of the Due Diligence Period, which notice shall summarize all outstanding matters preventing finalization of the application process and approval for issuance of a New Hotel Franchise to Purchaser.  For avoidance of doubt, the additional New Franchise Approval Period shall not result in any extension of either Purchaser’s Due Diligence Contingency, the Due Diligence Period or the Closing Date.  If Purchaser has not obtained the approval of Hotel Franchisor or a New Hotel Franchise in form and substance acceptable to Purchaser in its sole but commercially reasonable discretion, Purchaser shall have the right to terminate this agreement by delivery of written notice to Seller and Escrow Agent whereupon this Agreement shall terminate and the Earnest

Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.  For the avoidance of doubt, such New Hotel Franchise contemplated hereunder is not a Purchaser Closing Condition.

(c)                               In the event that Purchaser does not terminate this Agreement pursuant to Section 8.9.1(b) and the New Hotel Franchise contemplated hereunder is not obtained by Purchaser and fully effective as of the then-scheduled Closing Date, but Purchaser nonetheless elects to proceed to the Closing, Seller and Noble Subtenant shall have the right, but not the obligation, at Purchaser’s sole cost and expense, and without causing material damage or destruction to the Property or any portion thereof, to “de-image” the Hotel, including, without limitation, removal of all trade dress, physical characteristics, color combinations and other indications of operation of the Hotel pursuant to and in accordance with the Current Hotel Franchise, the immediate removal of such exterior facia or signage bearing any trade names, trademarks, service marks and/or indicia of origin of the Hotel Franchisor under the Current Hotel Franchise, and, if necessary, Seller and Noble Subtenant shall have access to the Hotel from and after the Closing (including access to individual hotel rooms) to perform such de-imaging.  In the event any Noble Entity incurs any termination costs or fees (including, without limitation, any liquidated damage payments) under the Current Hotel Franchise as a result of the Current Hotel Franchise being terminated as a result of this Section 8.9.1(c), Purchaser shall bear any such costs and fees assessed by Hotel Franchisor relating to the termination of the Current Hotel Franchise by paying such costs and fees, and/or causing Hotel Franchisor to waive the right to receive any such costs and fees.

8.9.2.            Starbucks License Approval.

(a)                               Purchaser shall use commercially reasonable efforts to obtain the approval in writing by Starbucks of either (i) the assignment of Current Starbucks License by Noble Investments to Purchaser (or its designated assignee who will own or operate the Property after the Closing) at Closing or (ii) the issuance of a new license agreement (a “New Starbucks License”) to be entered into by Purchaser (or such designated assignee) and Starbucks at Closing, in order to permit Purchaser (or such designated assignee) to continue to operate the licensed Starbucks Store in the Hotel following Closing (the approval by Starbucks of either the assignment and assumption of the Current Starbucks License or the issuance of a New Starbucks License being the “Starbucks License Approval”).  Purchaser shall as soon as practicable (but in no event later than three (3) Business Days after the Effective Date) commence efforts to make such application to Starbucks as shall be required for the Starbucks License Approval and shall pay such application or other fees as required by Starbucks in connection with such application.  Within three (3) Business Days after the Effective Date, Purchaser shall also execute and deliver to Starbucks any franchise disclosure forms required by Starbucks in connection with the transactions contemplated by this Agreement.  Purchaser shall also utilize commercially reasonable efforts to finalize such application process for and to obtain the Starbucks License Approval as soon as practicable but no later than the Closing Date, such Starbucks License Approval being in form and substance acceptable to Purchaser in its sole but commercially reasonable discretion.  Seller shall, and shall cause each applicable Noble Entity to, provide such cooperation with Purchaser in connection with the obtaining of such Starbucks License Approval from Starbucks as Purchaser may reasonably request, but the Noble Entities shall not be required to incur any costs or liability in connection therewith (other than any de minimis cost or expense which Purchaser agrees in writing to reimburse to the Noble Entities).  Purchaser shall pay any application fees or costs with respect to any Starbucks License Approval, and upon completion of the process of obtaining the Starbucks License Approval, Seller shall cause Noble Investments to enter into an assignment and assumption agreement with Purchaser and Starbucks or termination agreement with Starbucks, as applicable, in form and substance reasonably satisfactory to Noble Investments providing for the full release of Noble Investments and any affiliated guarantors from any liability arising under the Current Starbucks License for periods following the Closing.  In the event any Noble Entity incurs any termination costs or fees (including, without limitation, any liquidated damage payments) under the Current Starbucks License as a result of this transaction, regardless of whether Purchaser obtains the Starbucks License Approval, Purchaser shall bear any such costs and fees assessed by Starbucks relating to the assignment and transfer or the termination, as applicable, of the Current Starbucks License by paying such costs and fees, and/or causing Starbucks to waive the right to receive any such costs and fees.  Purchaser shall be solely responsible for the cost of implementation of any store update or capital improvement program required in connection with the Starbucks License Approval, and no Noble Entity shall have any liability or obligation with respect to any such store update or capital improvement program.  For the avoidance of doubt, such Starbucks License Approval contemplated hereunder is not a Purchaser Closing Condition.

(b)                              In the event that Purchaser does not terminate this Agreement pursuant to Purchaser’s Due Diligence Contingency and the Starbucks License Approval contemplated hereunder is not obtained by Purchaser and fully effective as of the then-scheduled Closing Date, but Purchaser nonetheless elects to proceed to the Closing, Seller and Noble Investments shall have the right, but not the obligation, at Purchaser’s sole cost and expense, and without causing material damage or destruction to the Property or any portion thereof, to “de-image” the Starbucks Store in the Hotel, including, without limitation, removal of all trade dress, physical characteristics, color combinations and other indications of operation of such store pursuant to and in accordance with the Current Starbucks License, the immediate removal of such signage bearing any trade names, trademarks, service marks and/or indicia of origin of Starbucks under the Current Starbucks License, and, if necessary, Seller and Noble Subtenant shall have access to the Hotel from and after the Closing (including access to individual hotel rooms) to perform such de-imaging.  In the event any Noble Entity incurs any termination costs or fees (including, without limitation, any liquidated damage payments) under the Current Starbucks License as a result of the Current Starbucks License being terminated as a result of this Section 8.9.2(b), Purchaser shall bear any such costs and fees assessed by Starbucks relating to the termination of the Current Starbucks License by paying such costs and fees, and/or causing Starbucks to waive the right to receive any such costs and fees.

8.9.3.            Survival.  This Section 8.9 shall survive Closing.

8.10                    Further Assurances.  From the Effective Date until the Closing or termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and

(ii) effecting all registrations and filings required under this Agreement or Applicable Law.  After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense which the requesting Party agrees in writing to reimburse to the other Party) to further effect the transactions contemplated in this Agreement.  The immediately preceding sentence of this Section 8.10 shall survive the Closing.

8.11     Purchaser’s Audit Requirements.  Seller agrees to promptly deliver to Purchaser all of the audit request materials listed on Exhibit L to the extent in Seller’s Possession or Control related to the Property; provided; however, Seller shall deliver all such materials (to the extent in Seller’s Possession or Control) not later than five (5) Business Days prior to the Closing; provided, further, Seller acknowledges and agrees to use its commercially reasonable good faith efforts to also provide such additional requested information in Seller’s Possession or Control which is deemed relevant and reasonably necessary (as determined by Purchaser) to enable Purchaser and it accountants to prepare financial statements in compliance with (i) Rule 3-05 of Regulation S-X of the Securities and Exchange Commission which audit will commence immediately upon Closing and which is required to be completed and filed with the Securities and Exchange Commission within seventy-five (75) days after Closing; (ii) any other rule issued by the Securities and Exchange Commission and applicable to Purchaser; and (iii) any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by, or on behalf of, Purchaser.  Seller shall engage (at Purchaser’s sole cost and expense) McGladrey LLP to commence any and all such required audits.  In connection with the foregoing post-Closing audit(s), and in furtherance of Seller’s obligations to assist Purchaser pursuant to this Section, Seller covenants and agrees to execute and deliver to McGladrey LLP the audit representation letters, the form of which are attached hereto as Exhibit M (each, an “Audit Representation Letter”), provided that the form of such Audit Representation Letters may be modified as required to account for any issues identified during the audit.  Seller’s obligations under this Section 8.11 shall survive the Closing for a period of twelve (12) months.

8.12     Exclusivity.  Between the Effective Date and the Closing Date or earlier termination of this Agreement, neither Seller, nor any Affiliate nor any of their respective members, partners, or agents (including, without limitation, any broker) shall offer, entertain, solicit or negotiate with respect to any inquiries or proposals relating to the possible direct or indirect acquisition of the Property (or any other form of transaction having a similar effect) or make any information about the Property available (for purpose of sale or refinance) to any Person other than Purchaser, its Affiliates and their respective designees, agents and/or authorized third parties.  Seller agrees to direct its broker, if any, to cease the marketing of the Property.  Such restrictions shall be in effect until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement by either party pursuant to the terms and conditions hereof; and thereafter shall be null and void and of no further force or effect.

8.13     Owners’ Association.  Seller shall cooperate with Purchaser with respect to any additional consents required from the owners associations including, but not limited to (i) transferring of control of the owners association board, (ii) replacing owners association officers, (iii) transferring the Master Condominium Documents Sub-Condominium Documents and Declarant Rights thereunder to Purchaser, and (iv) delivering copies of all owners association records and Master Condominium Documents and Sub-Condominium Documents to Purchaser.

ARTICLE IX

CLOSING CONDITIONS

9.1       Mutual Closing Conditions.

9.1.1.   Satisfaction of Mutual Closing Conditions.  The respective obligations of Seller and Purchaser to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Mutual Closing Conditions”):

(a)        Adverse Proceedings.  No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, which would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(b)        Adverse Law.  No Applicable Law shall have been enacted which would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

9.1.2.   Failure of Mutual Closing Condition.  If any of the Mutual Closing Conditions is not satisfied at Closing, then each Party shall have the right, by providing written notice to the other Party, to terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

9.2       Purchaser Closing Conditions.

9.2.1.   Satisfaction of Purchaser Closing Conditions.  In addition to the Mutual Closing Conditions, Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser Closing Conditions”):

(a)        Seller’s Closing Deliveries.  All of the Seller Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.

(b)        Representations and Warranties.  The representations or warranties of Seller in this Agreement (as qualified by any schedules to this Agreement and any amendments or supplements to such schedules, other than a Post-Due Diligence Disclosure) shall be true and correct as of the Closing (or as of such date to which such representation or warranty is expressly made), except to the extent any breach of such representations or warranties would not have a Material Adverse Effect on the Business (unless Seller provides a credit to Purchaser at Closing in the amount of the Material Adverse Effect resulting or likely resulting to Purchaser as a result of such breach as mutually agreed by Purchaser and Seller each acting in good faith) or prevent Seller from consummating the transactions described in this Agreement.

(c)        Covenants and Obligations.  The covenants and obligations of Seller in this Agreement shall have been performed in all material respects.

(d)       Title Policy.  The Title Company shall have committed to issue the Title Policy pursuant to Section 5.4.

(e)        Estoppel Certificates.  Seller shall have delivered or caused to be delivered to Purchaser, an estoppel certificate, in such commercially reasonable, mutually approved form and content provided for under the applicable instrument as agreed upon by Seller and Purchaser prior to the expiration of the Due Diligence Period, from each of the following: (i) the lessor under the Conference Center Lease, (ii) the ground lessor under the Ground Lease, (iii) the beneficiary of the REA and [(iv) the owners association of the Master Condominium], each duly executed by the party noted therein (collectively, the “Estoppel Certificates”), regarding the status of such documents and in each instance, without disclosure (first being made after the expiration of the Due Diligence Period) of any fact or circumstance which results in or is likely to result in a Material Adverse Effect (unless Seller provides a credit to Purchaser at Closing in the amount of the Material Adverse Effect resulting or likely resulting to Purchaser as a result of such disclosed circumstance as mutually agreed by Purchaser and Seller each acting in good faith).

(f)        Approvals and Consents.  Seller shall have delivered or caused to be delivered to Purchaser, the written approval of and consent to all transactions contemplated hereunder from all parties whose consent is required therefor, if any, pursuant to the respective terms and conditions of the Ground Lease, the REA, the Master Condominium Documents, the Conference Center Lease and the Sub-Condominium Documents (collectively, the “Consents”), except to the extent any failure to obtain the approval or consent of such party would not have a Material Adverse Effect on the Business (unless Seller provides a credit to Purchaser at Closing in the amount of the Material Adverse Effect resulting or likely resulting to Purchaser as a result of such failure to obtain the approval or consent of such party as mutually agreed by Purchaser and Seller each acting in good faith) or prevent Seller from consummating the transactions described in this Agreement.

(g)        Liquor Licenses.  Purchaser shall have obtained the transfer of the Liquor Licenses (to the extent transferable), or the issuance of new Liquor Licenses, or the executed Interim Beverage Agreement, as of the Closing.

9.2.2.   Failure of Purchaser Closing Condition.  Except as expressly provided in Section 9.4, if any of the Purchaser Closing Conditions is not satisfied at Closing and absent a Seller Default, then Purchaser shall, as Purchaser’s sole and exclusive remedy, have the right, by providing written notice to Seller, to (i) subject to Seller’s right to cure under Section 13.2, terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) waive any of the Purchaser Closing Conditions at or prior to Closing.

9.3       Seller Closing Conditions.

9.3.1.   Satisfaction of Seller Closing Conditions.  In addition to the Mutual Closing Conditions, Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller Closing Conditions”):

(a)        Receipt of the Purchase Price.  Purchaser shall have (A) paid to Seller or deposited with Escrow Agent with written direction to disburse the same to Seller, the Purchase Price (as adjusted pursuant to Section 3.1), and (B) delivered written direction to Escrow Agent to disburse the Earnest Money to Seller.

(b)        Purchaser’s Closing Deliveries.  All of the Purchaser Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.

(c)        Representations and Warranties.  The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such date to which such representation or warranty is expressly made).

(d)       Covenants and Obligations.  The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.

9.3.2.   Failure of Seller Closing Condition.  Except as expressly provided in Section 9.4, if any of the Seller Closing Conditions is not satisfied at Closing, then Seller shall, as Seller’s sole and exclusive remedy, have the right, by providing written notice to the Purchaser, to (i) terminate this Agreement, in which case the Earnest Money shall be disbursed to Seller in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) waive any of the Seller Closing Conditions at or prior to Closing.

9.4       Frustration of Closing Conditions.  Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE X

CLOSING

10.1     Closing Date.  The closing of the transactions described in this Agreement (the “Closing”) shall occur on the first Business Day that is at least thirty (30) days after the expiration of the Due Diligence Period, as such closing date may be extended or adjourned in accordance with the terms hereof, or such other closing date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the “Closing Date”).  The Closing shall be effected through the Closing Escrow pursuant to the Closing Escrow Agreement as provided in Section 10.2 and shall occur at the offices of Seller’s counsel or such other place as agreed to in writing between Seller and Purchaser.

10.2     Closing Escrow.  If the Parties agree to effect the Closing through an escrow, then the Closing shall take place by means of a so-called “New York-style” escrow (the “Closing Escrow”), in which case at or prior to the Closing, the Parties shall enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the “Closing Escrow Agreement”) pursuant to which (i) the Purchase Price to be paid by Purchaser pursuant to Section 3.3 shall be deposited with Escrow Agent, (ii) all of the documents required to be delivered by Seller and Purchaser at Closing pursuant to this Agreement shall be deposited with Escrow Agent, and (iii) at Closing, the Purchase Price (as adjusted pursuant to Section 3.1) and the Earnest Money shall be disbursed to Seller and the documents deposited into the Closing Escrow shall be delivered to Seller and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.

10.3     Closing Deliveries.

10.3.1. Seller’s Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, all of the (i) documents set forth in this Section 10.3.1, each of which shall have been duly executed by Seller and acknowledged (if required), and (ii) other items set forth in this Section 10.3.1 (collectively, the “Seller Closing Deliveries”), as follows:

(a)        A closing certificate substantially in the form of Exhibit C, together with all exhibits thereto;

(b)        A special warranty deed substantially in the form of Exhibit D, conveying (i) the Hotel/Conference Center Unit and the Improvements therein (less and except the Conference Center Unit and the Improvements therein), and (ii) the Hotel Unit and the Improvements therein, to Purchaser, subject to the Permitted Exceptions;

(c)        An Assignment and Assumption of Lease Agreements substantially in the form of Exhibit E, assigning the Ground Lease and the Conference Center Lease to Purchaser on the terms set forth therein, together with a separate Memorandum of Assignment of Lease with respect to each of the Ground Lease and the Conference Center Lease.  As part of the assignment and assumption of the Ground Lease and Conference Center Lease, the Lease Escrow Agreement shall also be assigned to and assumed by Purchaser at Closing and in connection therewith, Seller shall receive a credit in the amount of the “Escrow Funds” then on deposit and such Escrow Funds currently on deposit pursuant to the Lease Escrow Agreement shall remain on deposit on behalf of Purchaser;

(d)       An Assignment and Assumption of Condominium Documents and Declarant’s Rights substantially in the form of Exhibit F, assigning the rights of the “Declarant” under the Master Condominium Documents and the Sub-Condominium Documents to Purchaser on the terms set forth therein;

(e)        An Assignment and Assumption of Reciprocal Easement Agreement substantially in the form of Exhibit G, assigning the rights of the “Project Owner” under the REA to Purchaser on the terms set forth therein;

(f)        A Bill of Sale in the form of Exhibit H, transferring the Personal Property, FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Books and Records, Plans and Specifications, Warranties, Bookings and Accounts Receivable to Purchaser on the terms set forth therein;

(g)        An Assignment and Assumption of Leases, Contracts and Licenses and Permits in the form of Exhibit I, assigning the Tenant Leases, Equipment Leases, Operating Agreements and assignable Licenses and Permits to Purchaser on the terms set forth therein;

(h)        A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, each as more particularly described on Schedule 10.3.1(h), duly executed by Seller, conveying such vehicle or such other Personal Property to Purchaser;

(i)         Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policy;

(j)         Any real estate transfer tax declarations or similar documents required under Applicable Law in connection with the conveyance of the Real Property;

(k)        A FIRPTA certification from Seller in the form set forth in the regulations under Section 1445 of the Code;

(l)         The Consents;

(m)       The Estoppels;

(n)        The Post-Closing Escrow Agreement, duly executed by Seller;

(o)        The Closing Statement prepared pursuant to Section 11.1; and

(p)        Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate the transactions described in this Agreement.

10.3.2. Purchaser’s Deliveries.  At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller all of the (i) documents set forth in this Section 10.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3.2 (the “Purchaser Closing Deliveries”), as follows:

(a)        The Purchase Price (as adjusted pursuant to Section 3.1) to be paid by Purchaser;

(b)        A letter of direction to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller;

(c)        A closing certificate in the form of Exhibit J, together with all exhibits thereto;

(d)       Such documents and instruments that are required to be executed and delivered by Purchaser under the New Hotel Franchise, including, without limitation, any guarantees and reservations agreements;

(e)        A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.3.1 which require execution by Purchaser, including, without limitation, each Assignment and Assumption Agreement set forth in Section 10.3.1; and

(f)        Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate the transactions described in this Agreement.

10.4     Possession.  Seller shall deliver possession of the Real Property, subject only to the Permitted Exceptions, and tangible Personal Property to Purchaser upon completion of the Closing.

ARTICLE XI

PRORATIONS AND EXPENSES

11.1     Closing Statement.  No later than the Business Day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotel as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement.  Not later than five (5) Business Days prior to Closing, Seller will prepare and deliver to Purchaser a preliminary statement of prorations and adjustments required under this Article XI, or under any other provisions of this Agreement, with such supporting documentation as the parties hereto may reasonably require being attached thereto (the “Preliminary Closing Statement”).  The Parties shall update the Preliminary Closing Statement based upon such examinations, audits and inventories, and the Parties jointly shall prepare on the day prior to Closing, a final closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement.  The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 11.2.

11.2     Prorations.  All assets and liabilities of the Hotel, determined in accordance with the Uniform System (provided that all non-Hotel assets and liabilities, if any, shall be determined in accordance with GAAP) shall be prorated between the Parties (the “Prorations”) as of 12:00 a.m. on the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Purchaser.

11.2.1. Taxes.  All Taxes shall be prorated as of the Cut-Off Time between Seller and Purchaser.  If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period.  This Section 11.2.1 shall survive the Closing.

11.2.2. Leases.  Any rents and other amounts prepaid, accrued or due and payable under any of the Ground Lease, the Conference Center Lease and the Tenant Leases shall be prorated as of the Cut-Off Time between Seller and Purchaser.  Purchaser shall receive a credit for all assignable security deposits held by Seller under the Tenant Leases which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases.  Purchaser shall not receive a credit for any non-assignable security deposits held by Seller which Seller shall return to the tenant under such Tenant Lease, and Purchaser shall obtain any replacement security deposit from such tenant.  Seller shall also receive a credit for the “Escrow Funds” currently being held pursuant to the Lease Escrow Agreement and such Escrow Funds will remain on deposit on behalf of Purchaser pursuant to the Lease Escrow Agreement.  Delinquent rents and other such amounts, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent rents and other such amounts, and Purchaser agrees to cooperate with Seller in Seller’s efforts to collect such sums.  If, at any time after the Closing, Purchaser shall receive any such delinquent rents, Purchaser shall promptly remit such amounts to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable.  The previous sentence shall survive the Closing

11.2.3. Property Agreements.  Any fees, assessments, charges and other amounts prepaid, accrued or due and payable under any declaration of covenants, conditions or restrictions or other similar agreement recorded against the Real Property shall be prorated as of the Cut-Off Time between Seller and Purchaser.

11.2.4. Contracts.  Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section 11.2.6) shall be prorated as of the Cut-Off Time between Seller and Purchaser.  Purchaser shall receive a credit for all deposits held by Seller under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts.  Seller shall receive a credit for all deposits made by Seller under the Contracts (together with any interest thereon to the extent any such deposit is held by the applicable counterparty in an interest bearing account) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

11.2.5. Licenses and Permits.  All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser.  Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest thereon to the extent any such deposit is held by applicable Governmental Authority in an interest bearing account) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

11.2.6. Utilities.  All utility services shall be prorated as of the Cut-Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time.  If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing.  Seller shall receive a credit for all fuel stored at the Hotel based on Seller’s cost for such fuel.  Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.

11.2.7. Compensation.  Seller shall cause Manager to pay directly to the Rehired Employees all Compensation due to such Rehired Employees through the date immediately prior to the Closing Date on or before Manager’s first payroll date on or after the Closing Date, and Purchaser shall not receive a credit for any Compensation.

11.2.8. Earned Vacation.  Seller shall cause Manager to pay directly to the Rehired Employees all Earned Vacation due to such Rehired Employees through the date immediately prior to the Closing Date on or before Manager’s first payroll date on or after the Closing Date, and Purchaser shall not receive a credit for any Earned Vacation or any other personal time off with respect to such Rehired Employees; provided, however, if Purchaser agrees to and does rehire all Employees as of Closing, then at Purchaser’s election, Purchaser shall receive a credit for the amount of all Earned Vacation accrued with respect to all Employees through the date immediately prior to the Closing Date, but Purchaser shall not receive a credit for any other personal time off with respect to such Employees.

11.2.9. Bookings.  Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser.

11.2.10.           Retail Merchandise and F&B.  Seller shall receive a credit for all Retail Merchandise and opened and unopened items of F&B (including, without limitation, all F&B in any “mini-bars” in the guest rooms) based on Seller’s cost for such items, up to a total credit of Eighty Thousand and no/100 Dollars ($80,000.00).

11.2.11.           Restaurants and Bars.  Seller shall close out the transactions in the restaurants and bars in the Hotel as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter.

11.2.12.           Vending Machines.  Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.

11.2.13.           Trade Payables.  Except to the extent an adjustment or proration is made under another subsection of this Section 11.2, (i) Seller shall pay in full in the Ordinary Course prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the

Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, and (ii) Purchaser shall be responsible for and pay all Trade payables for goods and services delivered on or after the Closing Date  This Section 11.2.13 shall survive the Closing.

11.2.14.           Cash.  Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel which shall remain on deposit for the benefit of Purchaser.

11.2.15.           Gift Certificates.  Purchaser shall receive a credit for ______ percent (__%) [to be agreed upon during Due Diligence Period] of the face value of all gift certificates issued by the Hotel for use at the Hotel outstanding as of the Closing Date.

11.2.16.           Other Adjustments and Prorations.  All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Hotel in the geographic market in which the Hotel is located shall be adjusted and prorated between Seller and Purchaser accordingly.

11.3     Accounts Receivable.

11.3.1. Guest Ledger.  At Closing, Seller shall receive a credit in an amount equal to:  (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one-half (½) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger which shall be prorated in accordance with Section 11.2.11), and Purchaser shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger.

11.3.2. Accounts Receivable (Other than Guest Ledger).  All other Accounts Receivable for the period prior to Closing shall remain the property of Seller, and within three (3) Business Days after Closing, Seller shall provide Purchaser a list of such Accounts Receivable as of Closing.  If any Accounts Receivable specifically identified by Seller shall be collected by Purchaser, Purchaser shall remit the same to Seller within fifteen (15) days after receipt.

11.4     Transaction Costs.

11.4.1. Seller Transaction Costs.  In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with this transaction:  (i) the fees and expenses of removing or curing any Unpermitted Exceptions as required under Section 5.3.4; (ii) any transfer, excise stamp, documentary or other real property conveyance tax and recording charges payable in connection with the conveyance of the Real Property; (iii) any sales, use or similar tax payable in connection with the conveyance of the Personal Property, if any; (iv) the fees and expenses for the Title Commitment; (v) the commission due to Broker; (vi) fifty percent (50%) of the fees and expenses for the Escrow Agent; and (vii) the fees and expenses of their own attorneys, accountants and consultants.

11.4.2. Purchaser’s Transaction Costs.  In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses for the Title Policy; (iii) the fees and expenses of any endorsements to the Title Policy (other than any endorsements necessary for removing or curing any Unpermitted Exceptions as required under Section 5.3.4); (iv) any fees or expenses payable for the assignment, transfer or conveyance of any Equipment Leases, Operating Agreements, Licenses and Permits and any fees payable to replace the goods or services provided under Manager’s national or regional Operating Agreements covering more than the Hotel (which are not assigned or transferred to Purchaser), but excluding any fees relating solely to the termination of any of such Manager’s national or regional Operating Agreements; (v) the fees and expenses for the Survey or for any new survey; (vi) any mortgage tax, title insurance fees and expenses for any loan title insurance policies (and endorsements thereto), recording charges or other amounts payable in connection with any financing obtained by Purchaser; (vii) fifty percent (50%) of the fees and expenses for the Escrow Agent; and (viii) the fees and expenses of its own attorneys, accountants and consultants.

11.4.3.    Other Transaction Costs.  All other fees, costs and expenses not expressly addressed in this Section 11.4 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.

11.4.4.    Survival.  This Section 11.4 shall survive Closing.

ARTICLE XII

TRANSITION PROCEDURES

12.1                    Safe Deposit Boxes.  Prior to the Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Hotel advising them of the pending change in management of the Hotel and requesting them to conduct an inventory and verify the contents of such safe deposit box.  All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties.  Upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”).  If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination.  Upon Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession or Control for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor.  After the Closing, the Parties shall make appropriate arrangements for guests and customers at the Hotel to inventory and verify the contents of the non-Inventoried Safe Deposit Boxes which are then in use, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box).  Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 12.1.  Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.

12.2                    Baggage.  On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Hotel, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”).  Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any the Seller Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser which was not inventoried by the Parties.  Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of Seller which was not inventoried by the Parties.

12.3                    Removal of IT Systems.  With respect to the IT Systems other than the Excluded IT Systems, Seller shall provide Purchaser with a contact name and telephone number of the applicable licensor, vendor or supplier, and Purchaser shall (i) be responsible for obtaining any consents or approvals necessary for the assignment or transfer of such IT Systems from Seller to Purchaser, or a new license for such IT Systems (as the case may be), and (ii) pay any fees or expenses charged by the licensor, vendor or supplier of such IT Systems in respect of such assignment or transfer or new license (as the case may be).  With respect to the Excluded IT Systems to be removed from the Hotel as set forth in Schedule 2.2.6, Seller shall have no obligation to replace such Excluded IT Systems.  If Purchaser replaces any of the Excluded IT Systems removed by Seller, Seller shall cooperate with Purchaser in all reasonable respects to transfer all data from such Excluded IT Systems which were removed to the replacement systems installed by Purchaser, provided, however, that Seller makes no representation, warranty or guarantee whatsoever that the data on such Excluded IT Systems removed by Seller will be transferable or compatible with the replacement systems installed by Purchaser.

12.4                    Marriott Proprietary Property.  From and after the Closing, the rights and obligations of Hotel Franchisor and Purchaser with respect to any Marriott Proprietary Property and any other supplies and other personal property located at the Hotel, or any signs and fixtures identifying the Hotel, that bear any of the Marriott Proprietary Marks shall be governed by the New Hotel Franchise, and if no New Franchise Agreement is entered into, Seller shall have the right to de-image the Hotel and remove such Marriott Proprietary Property as set forth in Section 8.9.1.

12.5                    Starbucks Proprietary Property.  From and after the Closing, the rights and obligations of Starbucks and Purchaser with respect to any Starbucks Proprietary Property and any other supplies and other personal property located at the Hotel, or any signs and fixtures identifying the Starbucks Store at the Hotel, that bear any of the Starbucks Proprietary Marks shall be governed by the Current Starbucks License or the New Starbucks License, as applicable in accordance with Section 8.9.2, and if the Starbucks License Approval is not obtained, Seller shall have the right to de-image the Starbucks store and remove such Starbucks Proprietary Property as set forth in Section 8.9.2.

12.6                    Notice to Employees.  At Closing, the Parties shall make a joint announcement or communication to the Employees regarding their employment or termination of employment at the Hotel in accordance with Section 8.4 in form and substance reasonably acceptable to the Parties.

12.7                    Notice to Guests.  At Seller’s option, Seller shall send an announcement to all guests and customers at the Hotel as of the Closing and all Persons who have Bookings as of the Closing informing such Persons of the change in management of the Hotel, in form and substance reasonably acceptable to Purchaser.

ARTICLE XIII
DEFAULT AND REMEDIES

13.1                    Seller’s Default.  If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any respect (a “Seller Default”), and no Purchaser Default has occurred which remains uncured, then Purchaser, as its sole and exclusive remedies, may elect to (i) subject to Seller’s right to cure under Section 13.2, terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, and obtain from Seller a reimbursement of Purchaser’s actual, out-of-pocket costs and expenses as evidenced by invoices, paid receipts or other supporting documentation incurred in connection with this Agreement and the transactions contemplated hereunder in an amount not to exceed Two Hundred Fifty and no/100 Dollars ($250,000.00); (ii) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Seller Default; or (iii) seek to obtain a court order for specific performance, provided, however, if Purchaser does not file a lawsuit for specific performance against Seller in a court of competent jurisdiction within thirty (30) days following the date the Closing was to occur, Purchaser shall be barred from enforcing this Agreement by specific performance.  In addition, as material consideration to Seller’s entering into this Agreement with Purchaser, except in connection with a specific performance action in accordance herewith, Purchaser expressly waives any right at common law or otherwise to record or file a lis pendens or a notice of pendency of action or similar notice against all or any portion of the Property.

13.2                    Seller’s Right to Cure.  Notwithstanding anything to the contrary in this Agreement, Purchaser shall not have the right to exercise its remedies under Section 13.1(i) or (iii) for a failure of a Purchaser Closing Condition (a “Purchaser Closing Condition Failure”), unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of the Purchaser Closing Condition Failure, and Seller have not cured such the Purchaser Closing Condition Failure within fifteen (15) Business Days after Seller’s receipt of such notice (the “Seller Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Cure Period.  Seller shall have the right (but not the obligation) to cure any Purchaser Closing Condition Failure by providing an indemnification to the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees as a result of the events or circumstances on which such Purchaser Closing Condition Failure is based, in which case Section 15.2 shall be amended at Closing to provide for such indemnification by Seller, and Purchaser shall proceed to Closing without any reduction in or setoff against the Purchase Price.

13.3                    Purchaser’s Default.  If Purchaser has not deposited the Initial Deposit within the time period provided in, and otherwise in accordance with, Section 3.2.1, then Seller, as its sole and exclusive remedy, shall have the immediate right to elect to terminate this Agreement by providing written notice to Purchaser, in which case Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.  If (i) Purchaser has not deposited the Additional Deposit within the time period provided in, and otherwise in accordance with, Section 3.2.1, or (ii) at any time prior to Closing, Purchaser fails to perform any of its other covenants or obligations under this Agreement in any material respect which breach or default is not caused by a Seller Default (a “Purchaser Default”), then Seller, as its sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.  Notwithstanding the foregoing, Seller shall have the right to bring an action for damages against Purchaser for Purchaser’s breach of its covenants or obligations under Section 16.2.  The preceding sentence shall survive the termination of this Agreement.

13.4                    LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 13.3, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT IN ADDITION TO THE EARNEST MONEY, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE SUCH TERMINATION.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

SELLER’S INITIALS ______ PURCHASER’S INITIALS ______

ARTICLE XIV

RISK OF LOSS

14.1                    Casualty.  If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.

14.1.1.    Material Casualty.  If the amount of the repair or restoration of the Hotel damaged by such Casualty equals or exceeds five percent (5%) of the Purchase Price (a “Material Casualty”) and the Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) Business Days after Purchaser’s receipt of Seller’s written notice of such Casualty, to (a) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4 and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of:  (A) the applicable insurance deductible, and (B) and the reasonable estimated costs for the repair or restoration of the Hotel required by such Casualty, and (ii) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing.  If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of this preceding sentence.  If the Closing is scheduled to occur within Purchaser’s ten (10) Business Day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period.

14.1.2.    Non-Material Casualty.  In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors) in an amount equal to the lesser of:  (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.

14.2                    Condemnation.  If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.

14.2.1.    Material Condemnation.  If the Condemnation would (i) result in the permanent loss of more than five percent (5%) of the Purchase Price, or (ii) cause the Hotel to materially violate any Applicable Law including, without limitation, zoning laws and requirements (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) Business Days after Purchaser’s receipt of Seller’s written notice of such Condemnation, to (I) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4 and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (II) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.  If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (I) of the preceding sentence.  If the Closing is scheduled to occur within Purchaser’s ten (10) Business Day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period.

14.2.2.    Non-Material Condemnation.  In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE XV

SURVIVAL, INDEMNIFICATION AND RELEASE

15.1                    Survival.  Except as expressly set forth in this Section 15.1 or elsewhere in this Agreement, all representations, warranties, covenants, liabilities and obligations shall be deemed (i) if the Closing occurs, to survive the Closing for a period of two hundred seventy (270) days, or (ii) if this Agreement is terminated, not to survive such termination.

15.1.1.    Survival of Representations and Warranties.  If this Agreement is terminated, the representations and warranties in Section 7.1.17, 7.2.4 and 7.2.5 shall survive such termination until the expiration of the applicable statute of limitations.  If the Closing occurs, all representations and warranties of Seller in Section 7.1 shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is two hundred seventy (270) days after the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 15.1.1 is referred to herein as the “Survival Period”).

15.1.2.    Survival of Covenants and Obligations.  If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination.  If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.

15.1.3.    Survival of Indemnification. This ARTICLE XV and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.

15.2                    Indemnification by Seller.  Subject to the limitations set forth in Sections 15.1, 15.4, 15.5, 15.6, 15.7, 15.8 and any other express provision of in this Agreement, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from (i) the breach of any express representations or warranties of Seller in this Agreement or the Seller Documents which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Retained Liabilities (the “Seller Indemnity Obligations”).

15.3                    Indemnification by Purchaser.  Subject to the limitations set forth in Sections 15.1, 15.4, 15.5 and 15.6, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee to the extent resulting from (i) any breach of any express representations or warranties of Purchaser in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be) and (ii) any breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Assumed Liabilities.

15.4                    Limitations on Indemnification Obligations.

15.4.1.    Failure to Provide Notice within Survival Period.  Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5.1 prior to the expiration of the applicable Survival Period.

15.4.2.    Indemnification Deductible and Cap.  Notwithstanding anything to the contrary in this Agreement, Seller shall be not be required to provide indemnification to the Purchaser Indemnitees pursuant to clause (i) of Section 15.2 to the extent that the aggregate amount of all Indemnification Losses incurred by the Purchaser Indemnitees for which Purchaser otherwise would be entitled to indemnification under clause (i) of Section 15.2 (A) does not exceed Fifty Thousand and no/100 Dollars ($50,000.00) (the “Indemnification Deductible”), or if such Indemnification Losses exceed the Indemnification Deductible, Purchaser shall not be entitled to defense or indemnification for any amount up to the Indemnification Deductible, or (B) exceeds One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (“Seller’s Liability Cap”).

15.4.3.    Failure to Provide Timely Notice of Indemnification Claim.  Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 15.5.1, (i) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

15.4.4.    Effect Insurance or Other Reimbursement.  Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this ARTICLE XV shall be net of any insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third-party reimbursement.  The Indemnitee shall use commercially reasonable efforts to collect any insurance proceeds or obtain any third-party reimbursement with respect to such Indemnification Claim, and if such insurance proceeds or reimbursement are obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the

Indemnitee shall reimburse the amount collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.

15.5                    Indemnification Procedure.

15.5.1.    Notice of Indemnification Claim.  If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim (a “Claim Notice”).

15.5.2.    Resolution of Indemnification Claim Not Involving Third-Party Claim.  If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

15.5.3.    Resolution of Indemnification Claim Involving Third-Party Claim.  If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor.  The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion.  If the Indemnitor elects not to assume the defense of such Third-Party Claim, or if in the good faith judgment of the Indemnitee the Indemnitor or counsel for the Indemnitor shall have a conflict of interest which would adversely affect the Indemnitor’s or its counsel’s ability to defend such Third-Party Claim on behalf of the Indemnitee, the Indemnitee shall have the right to retain the defense of such Third-Party Claim at the cost and expense of the Indemnitor, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

15.5.4.    Accrual of Indemnification Obligation.  Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

15.5.5.    Holdback Escrow.  At Closing, Seller shall fund One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (as reduced in accordance with this Section 15.5.5, the “Holdback Amount”) into an escrow account to be held by the Escrow Agent (the “Holdback Escrow”) pursuant to the Post-Closing Escrow Agreement in commercially reasonable, mutually acceptable form to be agreed upon by Seller and Purchaser by May 31, 2013 and thereupon attached hereto as Exhibit N (the “Post-Closing Escrow Agreement”).  Purchaser shall provide a Claim Notice to Seller and Escrow Agent of any Indemnification Loss on or prior to the date that is two hundred seventy (270) days after the Closing Date (the “Holdback Period”).  Within ten (10) days after Seller’s receipt of a Claim Notice, Seller shall either (i) cause Escrow Agent to disburse funds from the Holdback Escrow to Purchaser in an amount equal to the lesser of (a) the amount of the Indemnification Loss set forth in such Claim Notice, or (b) the amount of the Holdback Amount remaining on deposit in the Holdback Escrow; or (ii) dispute such claim by delivering written notice (the “Dispute Notice”) to Purchaser and the Escrow Agent.  Should Seller either (x) fail to cause Escrow Agent to disburse funds from the Holdback Escrow to Purchaser in the amount of the Indemnification Loss set forth in such Claim Notice, or (y) timely issue a Dispute Notice, Purchaser’s sole remedy shall be an action at law for damages in the amount of the aggregate Indemnification Losses incurred by Purchaser up to, but not in excess of, Seller’s Liability Cap (less any amounts previously disbursed to Purchaser from the Holdback Escrow).  Notwithstanding the foregoing and as more specifically set forth in the Post-Closing Escrow Agreement, Escrow Agent shall disburse available funds from the Holdback Escrow to Seller as follows:

RELEASE DATE	RELEASE AMOUNT
On the date 120 days after the Closing Date	All amounts held in the Holdback Escrow, if any, that exceed the greater of (i) $1,100,000 or (ii) any Pending Claim Amounts
On the date 180 days after the Closing Date	All amounts held in the Holdback Escrow, if any, that exceed the greater of (i) $500,000 or (ii) any Pending Claim Amounts
On the date 270 days after the Closing Date	All amounts remaining in the Holdback Escrow, if any, less any Pending Claim Amounts

15.5.6.    Retained Liabilities.  For avoidance of doubt, notwithstanding the fact that the Seller Indemnity Obligations are limited pursuant to and in accordance with this ARTICLE XV, it is expressly understood and agreed that any and all Retained Liabilities are retained by Seller for all purposes.

15.6                    Exclusive Remedy for Indemnification Loss.  Except for claims based on fraud or intentional misconduct, the indemnification provisions in this ARTICLE XV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

15.7                    Release; Environmental Inquiry.

15.7.1.    RELEASE OF SELLER FOR VIOLATIONS OF APPLICABLE LAW.  SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT OR IN THE SELLER DOCUMENTS, PURCHASER (FOR

ITSELF AND ALL PURCHASER INDEMNITEES) DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL VIOLATIONS OF APPLICABLE LAW INCLUDING, WITHOUT LIMITATION VIOLATIONS OF THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER.  NOTHING CONTAINED IN THIS RELEASE, HOWEVER, IS INTENDED TO OR SHALL BE DEEMED TO RELEASE ANY CLAIMS WHICH PURCHASER MAY HAVE AGAINST ANY OTHER POTENTIALLY LIABLE PARTY WITH RESPECT TO ANY SUCH VIOLATIONS OF APPLICABLE LAW.

15.7.2.    Environmental Inquiry.  Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain the Environmental Reports, and that Seller has acted reasonably in relying upon said inquiry and investigation.

15.8                    Liability under Deed.  Purchaser agrees that if Purchaser has any right or claim against any Seller pursuant to the warranties in the Deed delivered by such Seller to Purchaser, Purchaser shall exhaust all of its rights and remedies against the Title Company pursuant to the applicable Title Policy prior to bringing any claim or action against such Seller in respect of such warranties.  Seller agrees that, with respect to any such right or claim by Purchaser against Seller pursuant to the Deed, the applicable statute of limitations shall be tolled while Purchaser diligently pursues such rights and remedies against the Title Company.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1                    Notices.

16.1.1.    Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:

If to Seller:

c/o Noble Investment Group, LLC

2000 Monarch Tower

3424 Peachtree Road

Atlanta, Georgia  30326

Attn:  Mark K. Rafuse

Facsimile No.:  (404) 832-3825

With a copy to:

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia  30326

Attn:  G. Brian Butler, Esq.

Facsimile No.:  (404) 365-9532

If to Purchaser:

CWI Raleigh Hotel, LLC

c/o Watermark Capital Partners, LLC

272 E. Deerpath Road, Suite 320

Lake Forest, Illinois

Attn:  Michael G. Medzigian

Facsimile No.: (847) 482-8696

With a copy to:

Paul Hastings LLP

515 S. Flower Street, 25th Floor

Los Angeles, California 90071

Attn:  Rick S. Kirkbride

Facsimile No.: (213) 996-3261

16.1.2. Receipt of Notices.  All Notices sent by a Party (or its counsel pursuant to Section 16.1.4) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 16.1.3.

16.1.3. Change of Address.  The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 16.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 16.1.

16.1.4. Delivery by Party’s Counsel.  The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

16.2     No Recordation.  Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records. Purchaser hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of Purchaser a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement.

16.3     Time is of the Essence.  Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

16.4     Assignment.  Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion.  Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate as its nominee to receive title to the Property, or assign all of its right, title and interest in this Agreement to any Affiliate of Purchaser by providing written notice to Seller no later than ten (10) days prior to the Closing; provided, however, that (a) such Affiliate remains an Affiliate of Purchaser, (b) Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment until Closing, at which time Purchaser shall be released, and (c) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (i) provide that Purchaser and such designee or assignee shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement until Closing, (ii) provide that Purchaser and its designee or assignee agree to pay any additional transfer tax as a result of such designation or assignment, which obligation shall survive Closing or any termination of this Agreement, (iii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee or assignee as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iv) otherwise be in form and substance satisfactory to Seller.

16.5     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

16.6     Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.

16.7     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

16.8     Rules of Construction.  The following rules shall apply to the construction and interpretation of this Agreement:

16.8.1. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

16.8.2. All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement.  All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

16.8.3. The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

16.8.4. Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

16.8.5. The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

16.8.6. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

16.8.7. The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

16.9     Severability.  If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

16.10   JURISDICTION AND VENUE.  ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN ANY STATE COURT IN WAKE COUNTY, NORTH CAROLINA, AND EACH OF SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.

SELLER’S INITIALS ______ PURCHASER’S INITIALS ______

16.11   WAIVER OF TRIAL BY JURY.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW EACH PARTY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

SELLER’S INITIALS ______ PURCHASER’S INITIALS ______

16.12   Prevailing Party.  If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party as determined pursuant to a final, non-appealable order or judgment in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

16.13   Incorporation of Recitals, Exhibits and Schedules.  The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 16.14) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.  Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

16.14   Updates of Schedules.  Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend and supplement any schedule to this Agreement from and after the Effective Date, from time to time, without Purchaser’s consent to the extent that (i) such schedule needs to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) Seller did not have Knowledge as of the time the original schedule was delivered to Purchaser of the matter being disclosed in such amendment or supplement by providing a written copy of such amendment or supplement to Purchaser.  If Seller makes any such amendment or supplement to the schedules after the expiration of the Due Diligence Period (a “Post-Due Diligence Disclosure”), then (A) such Post-Due Diligence Disclosure shall constitute a Purchaser Closing Condition Failure if, and only if, the corresponding representation or warranty or other information would be untrue or incorrect in any material respect in the absence of such Post-Due Diligence Disclosure which is amended or supplemented by such Post-Due Diligence Disclosure and would result in a Material Adverse Effect to Purchaser’s ownership of the Property or the conduct of the Business upon Closing, and Seller does not commit in writing to either cure the matters which are the subject of such Post-Due Diligence Disclosure or to provide a credit to Purchaser at Closing in the amount of the Material Adverse Effect resulting or likely resulting to Purchaser as a result of such Post-Due Due Diligence Disclosure as mutually agreed by Purchaser and Seller each acting in good faith, and (B) if Purchaser proceeds to Closing notwithstanding such Post-Due Diligence Disclosure without the same being cured by Seller or without receiving a credit for same from Seller at Closing, the corresponding representation, warranty or other information shall be deemed qualified by such Post-Due Diligence Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement; provided, however, should either (1) the Post-Due Diligence Disclosure be caused by the intentional breach or willful misconduct of Seller or another party reasonably under Seller’s control; or (2) Seller commits in writing to cure the matters that are the subject of such Post-Due Diligence Disclosure and willfully or intentionally fails to do so, then in each case, Seller will be deemed to be in default of its obligations under this Agreement and the provision of Section 13.1 shall apply in connection therewith (without any additional right of Seller to cure under Section 13.2 hereof).

16.15   Entire Agreement.  This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transactions described in this Agreement.

16.16   Amendments, Waivers and Termination of Agreement.  Except as set forth in Section 16.14, no amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

16.17   Not an Offer.  The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.

16.18   Execution of Agreement.  The Parties may deliver executed signature pages to this Agreement by facsimile transmission or by internet electronic mail in Adobe Acrobat PDF format to the other Party, which facsimile or other electronic copy shall be deemed to be an original executed signature page.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

	By:	/s/ James E. Conley
James E. Conley, Jr., Vice President

[Signatures continue on following page]

Signature Page to Purchase and Sale Agreement

Raleigh Marriott City Center

PURCHASER:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: CEO and President

Signature Page to Purchase and Sale Agreement

Raleigh Marriott City Center

EXHIBIT A

Form of Earnest Money Escrow Agreement

EARNEST MONEY ESCROW AGREEMENT

THIS EARNEST MONEY ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this        day of May, 2013 (the “Effective Date”), by and among NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).  (Seller, Purchaser and Escrow Agent are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of May      , 2013 (the “Purchase Agreement”), for the sale and purchase of Seller’s interest in the hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”).  (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

WHEREAS, Purchaser is required to deposit certain monies into escrow with Escrow Agent to be held as earnest money for the benefit of the Parties pursuant to the Purchase Agreement in connection with the purchase of the Hotel.

WHEREAS, Escrow Agent is willing to hold such earnest money in escrow, and invest and disburse such earnest money, on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.         Deposit and Investment of Earnest Money.

(a)        Deposit and Acceptance of Earnest Money.  By its execution and delivery of this Agreement to Seller and Purchaser, Escrow Agent hereby acknowledges that it has received from Purchaser the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (the “Initial Deposit”).  If Purchaser does not terminate the Purchase Agreement pursuant to the Due Diligence Contingency, Purchaser shall deposit with Escrow Agent the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) no later than 5:00 p.m. (Eastern Time) on the last day of the Due Diligence Period (the “Additional Deposit”; the term “Earnest Money” shall mean, collectively, the Initial Deposit and the Additional Deposit (if then deposited by Purchaser at the time in question)).  Escrow Agent shall provide written confirmation to Seller and Purchaser of its receipt of the Additional Deposit immediately upon its deposit with Escrow Agent.  Upon request by Seller or Purchaser at any time, Escrow Agent shall confirm to Seller or Purchaser (as the case may be) the amount of Earnest Money then on deposit with Escrow Agent pursuant to this Agreement.

(b)        Escrow Account.  Escrow Agent shall hold the Earnest Money in a separate escrow account identified as account no.                      (the “Escrow Account”) for the benefit of Seller and Purchaser pursuant to this Agreement, and shall not commingle the Earnest Money with any other third-party deposits or its own funds.

(c)        Investment of Earnest Money.  The Earnest Money or any portion thereof shall be invested in any investment selected by Purchaser and approved by Seller in writing, which approval may be withheld in Seller’s reasonable discretion; provided, however, that Escrow Agent shall not be obligated to invest the Earnest Money or any portion thereof pursuant to this Section 1(c) until both Seller and Purchaser (i) provide their respective federal tax identification numbers to Escrow Agent, and (ii) execute and deliver to Escrow Agent any investment forms or direction letters reasonably requested by Escrow Agent.  All interest and other amounts earned on the Earnest Money shall constitute additional Earnest Money for all purposes in this Agreement.  Purchaser shall bear the risk of loss of the Earnest Money, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by Escrow Agent, its managers, officers, employees or agents.

2.         Disbursement of Earnest Money.

(a)        Disbursement at Closing.  At Closing, Escrow Agent shall disburse the Earnest Money to Seller or to any other Person to whom Seller directs the Earnest Money to be disbursed by providing written notice to Escrow Agent.

(b)        Disbursement if Closing Not Consummated.

i)          If the Purchase Agreement is terminated for any reason or if Seller or Purchaser otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement, either Seller or Purchaser (as the case may be) (the “Requesting Party”) may provide written notice to Escrow Agent that the Purchase Agreement has been terminated or that Seller or Purchaser (as the case may be) otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement and that the Earnest Money is to be distributed in accordance with the instructions given in such notice (a “Disbursement Request”).  Escrow Agent shall provide written notice (the “Receipt Notice”) to the other Party (the “Confirming Party”) of its receipt of such Disbursement Request (together with a copy of the Disbursement Request) no later than two (2) Business Days after its receipt of such Disbursement Request.

ii)         If the Confirming Party disputes that the Requesting Party is entitled to receive the Earnest Money, the Confirming Party shall provide written notice to Escrow Agent within ten (10) Business Days after its receipt of the Receipt Notice disputing that the Requesting Party is entitled to receive the Earnest Money (a “Dispute Notice”).  If Escrow Agent has not received a Dispute Notice from the Confirming Party within such ten (10) Business Day period, the Confirming Party shall be deemed to have consented to and authorized the disbursement set forth in the Disbursement Request, and Escrow Agent shall disburse the Earnest Money pursuant to the instructions set forth in the Disbursement Request.  If Escrow

Agent receives a Dispute Notice within such ten (10) Business Day period, Escrow Agent shall retain the Earnest Money in the Escrow Account pending receipt of separate written direction from each Seller and Purchaser authorizing the disbursement of the Earnest Money to the same Person (and confirmation of such disbursement by telephone) as provided in Section 2, or a final unappealable order of court with respect to distribution of the Earnest Money.  Notwithstanding the foregoing, if Escrow Agent receives contrary written directions from Seller and Purchaser or no written directions within six (6) months after the Effective Date, Escrow Agent shall have the right to deposit the Earnest Money with any court of competent jurisdiction in Atlanta, Georgia and interplead Seller and Purchaser.  Upon depositing the Earnest Money and filing its complaint in interpleader, Escrow Agent shall be released from all liability under this Agreement regarding the Earnest Money, except as otherwise expressly provided in this Agreement.

3.         Escrow Fees.  All fees, costs and expenses of the Escrow Agent with respect to the escrow established pursuant to this Agreement (the “Escrow Fees”) shall be shared equally between Seller and Purchaser, except that Purchaser shall pay any Escrow Fees with respect to the investment of the Earnest Money.  All such Escrow Fees shall be due and payable upon the earlier of:  (i) the disbursement of the Earnest Money, or (ii) the deposit of the Earnest Money by Escrow Agent with a court of competent jurisdiction as set forth in Section 2.  Notwithstanding the foregoing, Escrow Agent shall waive all Escrow Fees if the Closing is consummated through an escrow closing transaction with Escrow Agent, and Escrow Agent or its Affiliate issues the Title Policy described in the Purchase Agreement.

4.         Compliance with Court Orders.  Seller and Purchaser hereby acknowledge that Escrow Agent may accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a “Court Order”), in which case, notwithstanding anything to the contrary in this Agreement, Escrow Agent shall not be liable to Seller or Purchaser by reason of such acceptance, obedience or compliance, regardless of whether such Court Order is subsequently reversed, modified, annulled, set aside or vacated.

5.         Release and Indemnification.  Seller and Purchaser hereby release Escrow Agent and its officers, managers, employees and agents (each, an “Escrow Agent Party”), for any liability, damage, loss, cost or expense incurred by Seller or Purchaser to the extent resulting from (i) any action taken or not taken in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to its obligations under this Agreement, or (ii) any action taken or not taken in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.  Seller and Purchaser, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent’s obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.

6.         Relationship of Parties.  Seller and Purchaser acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent shall not be deemed to be the agent of either Seller or Purchaser.

7.         Notices.

(a)        Method of Delivery.  All notices, requests, demands and other communications (each, a “Notice”) required to be provided by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as the Parties may designate from time to time pursuant to Section (c)):

If to Seller:

c/o Noble Investment Group, LLC

2000 Monarch Tower

3424 Peachtree Road

Atlanta, Georgia  30326

Attn:  Mark K. Rafuse

Facsimile No.:  (404) 832-3825

With a copy to:

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia  30326

Attn:  G. Brian Butler, Esq.

Facsimile No.:  (404) 365-9532

If to Purchaser:

CWI Raleigh Hotel, LLC

c/o Watermark Capital Partners, LLC

272 E. Deerpath Road, Suite 320

Lake Forest, Illinois 60045

Attn: Michael G. Medzigian

Facsimile No.: (847) 482-8696

With a copy to:

Paul Hastings LLP

515 S. Flower Street, 25th Floor

Los Angeles, California 90071

Attn: Rick S. Kirkbride

Facsimile No.: (213) 996-3261

1.   If to Escrow Agent:

2.         First American Title Insurance Company

3.         633 Third Avenue

4.         New York, New York 10017

5.         Attn:  Jennifer Panciera

6.         Facsimile No.: (212)       -

(b)        Receipt of Notices.  All Notices sent by any Party (or their respective counsel pursuant to Section (d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section (c).

(c)        Change of Address.  The Parties (and the Persons to whom copies of Notices are to be delivered pursuant to Section 7(a)) shall have the right to change their respective address and/or facsimile number for the purposes of this Section 7 by providing a Notice of such change in address and/or facsimile as required under this Section 7.

(d)       Delivery by Party’s Counsel.  The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Parties hereto.

8.         Assignment.  Neither Seller nor Purchaser shall assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of the other Party, except that Purchaser shall have the right to assign this Agreement to any permitted assignee under the Purchase Agreement; provided, however, that no such assignment shall relieve Purchaser from its obligations under this Agreement.  Escrow Agent shall not, directly or indirectly, assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of Seller and Purchaser.

9.         Successors and Assigns; Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns pursuant to Section 8.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties any their respective successors and permitted assigns pursuant to this Section 8.

10.       Conflict with Purchase Agreement.  If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

11.       Governing Law; Severability.  This Agreement shall be governed by the laws of the State of Georgia.  If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

12.       Jurisdiction; Venue.  Any litigation or other court action regarding this Agreement shall be conducted in the Georgia Superior Court in Fulton County or the United States District Court for the Northern District of Georgia, in the State of Georgia, and the each Party hereby submits to jurisdiction and consents to venue in such courts.

13.       Waiver of Trial by Jury.  Each Party hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.

14.       Prevailing Party.  If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered.  This Section 13 shall survive the termination of this Agreement.

15.       Recitals and Schedules.  The recitals to this Agreement, and all schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

16.       Entire Agreement; Amendments to Agreement.  This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among the Parties on or prior to the date of this Agreement with respect to the transactions contemplated in this Agreement.  No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

17.       Facsimile; Counterparts.  A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Parties, which facsimile copy shall be deemed to be an original executed signature page.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

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IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
James E. Conley, Jr., Vice President

[Signatures continue on following page]

PURCHASER:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
	Name:	Michael G. Medzigian
	Title:	CEO and President

[Signatures continue on following page]

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT B

[Intentionally Omitted]

B-1

EXHIBIT C

Form of Seller Closing Certificate

SELLER CLOSING CERTIFICATE

THIS SELLER CLOSING CERTIFICATE (this “Certificate”) is made by NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and delivered to CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”), pursuant to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Agreement”), between Seller and Purchaser.  (All initial capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.)

Seller hereby states and certifies to Purchaser that:

1.         Attached hereto as Appendix 1 is a true and complete copy of the authorizing resolutions for Seller, which resolutions authorize Seller’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.

2.         The representations and warranties of Seller under the Agreement (as the same may have been amended or supplemented by Seller pursuant to the Agreement) are true and correct as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not have a Material Adverse Effect on the Business or prevent Seller from consummating the transaction described in the Agreement.

3.         Seller has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

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IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this        day of                     , 2013.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

APPENDIX 1

Authorizing Resolutions for Seller

(See attached)

EXHIBIT D

Form of Deed

Excise Tax $	Recording Time, Book and Page

Tax Lot No.                                                        Parcel Identifier No.

Verified by                                                                      County on the         day of                                                                      , 2013 by

Mail after recording to:

This instrument was prepared by:	Marvin L. Rogers, Esq., McGuireWoods LLP, 201 North Tryon Street, Suite 3000, Charlotte, NC 28202-2146

Brief Description for the index

Hotel/Conference Center Unit, Raleigh City Center Hotel and Public Parking, a Condominium, as shown in Condominium Plat Book 209, Pages 506A1-506B6, less and except Conference Center Unit, Raleigh Hotel and Conference Center, a Condominium, as shown in Condominium Plat Book 2009, Pages 507A1-507B6

Hotel Unit, Raleigh Hotel and Conference Center, a Condominium, as shown in Condominium Plat Book 2009, Pages 507A1-507B6

NORTH CAROLINA
SPECIAL WARRANTY DEED

THIS DEED made as of                                             , 2013, by and between

GRANTOR NOBLE RALEIGH ASSOCIATES, a Georgia limited liability company		GRANTEE CWI RALEIGH HOTEL, LLC, a Delaware limited liability company
Address:	c/o Noble Investment Group, LLC, 2000 Monarch Tower, 3424 Peachtree Road, N.E., Atlanta, Georgia 30326	Address:	c/o Watermark Capital Partners, LLC 272 E. Deerpath Road, Suite 320 Lake Forest, Illinois 60045

Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g., corporation or partnership.

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, that certain interest in real property being condominium units of a leasehold estate and being more particularly described as follows (the “Property”):

Unit 1:

BEING all of the Hotel/Conference Center Unit of the Raleigh City Center Hotel and Public Parking, a Condominium, together with all rights related thereto including but not limited to an interest in all Common Elements and Limited Common Elements to the extent provided to an Owner of a Unit as the same is described in that certain Master Declaration of Leasehold Condominium of Raleigh City Center Hotel and Public Parking, a Condominium, recorded in Book 013363, at Page 01256, Wake County Registry, North Carolina, and which project has been created under Chapter 47-C of the North Carolina General Statutes referred to as the “North Carolina Condominium Act”.

As a further aid in this description, reference is made to Condominium Plat Book 2009, Pages 506A1 through 506B6 of the Wake County Registry, North Carolina, which contains the official recorded plats entitled “Raleigh Hotel and Conference Center, a Condominium.”

LESS AND EXCEPT all of the Conference Center Unit of the Raleigh Hotel and Conference Center, a Condominium, together with all rights related thereto including but not limited to an interest in all Common Elements and Limited Common Elements to the extent provided to an Owner of a Unit as the same is described in that certain Declaration of Leasehold Sub-Condominium of Raleigh Hotel and Conference Center, a Condominium, recorded in Book 013363, at Page 01658, Wake County Registry, North Carolina, and which project has been created under Chapter 47-C of the North Carolina General Statutes referred to as the “North Carolina Condominium Act”.

As a further aid in this description, reference is made to Condominium Plat Book 2009, Pages 507A1 through 507B6 of the Wake County Registry, North Carolina, which contains the official recorded plats entitled “Raleigh Hotel and Conference Center, a Condominium.”

Unit 2:

BEING all of the Hotel Unit of the Raleigh Hotel and Conference Center, a Condominium, together with all rights related thereto including but not limited to an interest in all Common Elements and Limited Common Elements to the extent provided to an Owner of a Unit as the same is described in that certain Declaration of Leasehold Sub-Condominium of Raleigh Hotel and Conference Center, a Condominium, recorded in Book 013363, at Page 01658, Wake County Registry, North Carolina, and which project has been created under Chapter 47-C of the North Carolina General Statutes referred to as the “North Carolina Condominium Act”.

As a further aid in this description, reference is made to Condominium Plat Book 2009, Pages 507A1 through 507B6 of the Wake County Registry, North Carolina, which contains the official recorded plats entitled “Raleigh Hotel and Conference Center, a Condominium.”

The leasehold interest in the Property hereinabove described was acquired by Grantor by that certain Ground Lease Agreement, dated January 22, 2007, between Grantee, as “lessor” therein, and Grantor, as “lessee” therein, a Memorandum of which is recorded in Book 12367, at Page 2566 in the Wake County Registry, North Carolina, as such Memorandum was amended by that certain Affidavit of Correction of Typographical or Other Minor Error dated January 16, 2009, and recorded January 27, 2009, in Book 013363, at Page 01244.

TO HAVE AND TO HOLD the aforesaid Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.

Title to the Property hereinabove described is subject to the following exceptions:

Real estate taxes not yet due and payable, covenants, conditions, restrictions, easements, rights of way and other matters of record, applicable zoning, land use, and similar laws and regulations, and any and all matters which would be disclosed by an accurate survey of the Property.

[Signature on following page]

IN WITNESS WHEREOF, the Grantor has executed this Deed, the day and year first above written.

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

STATE OF GEORGIA	§
§
COUNTY OF FULTON	§

I certify that the following person personally appeared before me this day, acknowledging to me that he signed the foregoing document in the capacity indicated thereon:  Mark K. Rafuse.

Date:                      , 2013

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

MAIL TAX BILLS TO:

EXHIBIT E

Form of Assignment and Assumption of Lease Agreements

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENTS (this “Agreement”) is made as of this        day of              , 2013 (the “Effective Date”), by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”).

WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, the Ground Lease and the Conference Center Lease (collectively, the “Assigned Leases”), as provided in the Purchase Agreement.  (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Assignment by Assignor.  Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Leases.  Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Leases.

2.         Acceptance and Assumption by Assignee.  Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Leases.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Leases from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Leases.

3.         Successors and Assigns; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Agreement shall not confer any rights or remedies upon any Person other than Assignor, Assignee and any Indemnitee as and to the extent expressly provided under the Purchase Agreement.

4.         Entire Agreement; Amendments to Agreement.  This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein.  No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

[Signatures continue on following page]

ASSIGNEE:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
	Name:	Michael G. Medzigian
	Title:	CEO and President

EXHIBIT F

Form of Assignment and Assumption of Condominium Documents and Declarant’s Rights

PREPARED BY AND WHEN

RECORDED RETURN TO:

G. Brian Butler

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326

ASSIGNMENT AND ASSUMPTION OF CONDOMINIUM DOCUMENTS AND DECLARANT’S RIGHTS

THIS ASSIGNMENT AND ASSUMPTION OF CONDOMINIUM DOCUMENTS AND DECLARANT’S RIGHTS (this “Agreement”) is made as of this        day of                  , 2013 (the “Effective Date”), by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”).

WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, the Master Condominium Documents and the Sub-Condominium Documents more particularly described on Schedule 1 attached hereto and made a part hereof (collectively, the “Assigned Documents”), and all of Assignor’s rights, privileges, duties and obligations as “Declarant” and as a “Unit Owner” (as such terms are defined in the Assigned Documents) under each of the Assigned Documents (collectively, the “Assigned Rights”), all as provided in the Purchase Agreement.  (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Assignment by Assignor.  Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Documents and in and to the Assigned Rights. Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents and the Assigned Rights.

2.         Acceptance and Assumption by Assignee.  Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents and the Assigned Rights.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents and the Assigned Rights from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Documents and the Assigned Rights.

3.         Successors and Assigns; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Agreement shall not confer any rights or remedies upon any Person other than Assignor, Assignee and any Indemnitee as and to the extent expressly provided under the Purchase Agreement.

4.         Entire Agreement; Amendments to Agreement.  This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein.  No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

STATE OF GEORGIA	§
§
COUNTY OF FULTON	§

I certify that the following person personally appeared before me this day, acknowledging to me that he signed the foregoing documents in the capacity indicated thereon:  Mark K. Rafuse.

Date:                     , 2013

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

[Signatures continue on following page]

ASSIGNEE:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
	Name:	Michael G. Medzigian
	Title:	CEO and President

STATE OF	§
§
COUNTY OF	§

I certify that the following person personally appeared before me this day, acknowledging to me that he signed the foregoing documents in the capacity indicated thereon:                                          .

Date:                     , 2013

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

SCHEDULE 1

Assigned Documents

“Master Condominium Documents”:  collectively, the (i) Master Declaration (as defined below), (ii) those certain Articles of Incorporation of Raleigh City Center Hotel and Public Parking Condominium Association, Inc., a North Carolina nonprofit corporation, dated January 13, 2009 and filed January 14, 2009 with the North Carolina Secretary of State under Reference # C200901400163, (iii) those certain Raleigh City Center Hotel and Public Parking Condominium Association, Inc. Bylaws dated as of January 27, 2009 by Assignor, as “Owner/Declarant”, as amended by that certain Amendment One to Bylaws of Raleigh City Center Hotel and Public Parking Condominium Association, Inc. dated as of April 16, 2012 by Seller, as “Owner/Declarant”, and (iv) those certain Condominium Plats and Plans for Raleigh City Center Hotel and Public Parking, a Condominium, recorded in Condominium Book 2009, at Pages 506A1 through 506B6, Wake County Registry, North Carolina.

“Master Declaration”:  collectively, that certain Master Declaration of Leasehold Condominium (including the Plat of Condominium of the property submitted to the condominium form of ownership and the architectural drawings describing and defining the condominium units included therein) of Raleigh City Center Hotel and Public Parking, a Condominium, by Assignor, as “Declarant” and a “Unit Owner” therein, dated as of January 27, 2009, and recorded January 27, 2009, in Book 013363, at Page 01256, Wake County Registry, North Carolina, as amended by that certain Amendment One to Master Declaration of Leasehold Condominium of Raleigh City Center Hotel and Public Parking, a Condominium, by Assignor dated as of April 16, 2012, and recorded April 18, 2012, in Book 014731, at Page 01540, Wake County Registry, North Carolina.

“Sub-Condominium Documents”:  collectively, the (i) Sub-Declaration (as defined below), (ii) those certain Articles of Incorporation of Raleigh Hotel and Conference Center Condominium Association, Inc., a North Carolina nonprofit corporation, dated January 13, 2009 and filed January 14, 2009 with the North Carolina Secretary of State under Reference # C200901400164, (iii) those certain Raleigh Hotel and Conference Center Condominium Association, Inc. Bylaws dated as of January 27, 2009 by Assignor, as “Owner/Declarant”, and (iv) those certain Condominium Plats and Plans for Raleigh Hotel and Conference Center, a Condominium, recorded in Condominium Book 2009, at Pages 507A1 through 507B6, Wake County Registry, North Carolina.

“Sub-Declaration”:  collectively, that certain Declaration of Leasehold Sub-Condominium (including the Plat of Condominium of the property submitted to the condominium form of ownership and the architectural drawings describing and defining the condominium units included therein) of Raleigh Hotel and Conference Center, a Condominium, by Assignor, as “Declarant” and a “Unit Owner” therein, dated as of January 27, 2009, and recorded January 27, 2009, in Book 013363, at Page 01658, Wake County Registry, North Carolina, as amended by that certain Amendment One to Declaration of Leasehold Sub-Condominium of Raleigh Hotel

and Conference Center, a Condominium, by Assignor dated as of April 16, 2012, and recorded April 18, 2012, in Book 014731, at Page 01545, Wake County Registry, North Carolina.

EXHIBIT G

Form of Assignment and Assumption of Reciprocal Easement Agreement

ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT (this “Agreement”) is made as of this        day of                     , 2013 (the “Effective Date”), by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”).

WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, the REA (the “Assigned REA”), as provided in the Purchase Agreement.  (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Assignment by Assignor.  Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned REA.  Assignor shall remain liable for all Retained Liabilities with respect to the Assigned REA.

2.         Acceptance and Assumption by Assignee.  Assignee hereby accepts the assignment, transfer and conveyance of the Assigned REA.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned REA from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned REA.

3.         Successors and Assigns; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Agreement shall not confer any rights or remedies upon any Person other than Assignor, Assignee and any Indemnitee as and to the extent expressly provided under the Purchase Agreement.

4.         Entire Agreement; Amendments to Agreement.  This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein.  No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

[Signatures continue on following page]

ASSIGNEE:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
	Name:	Michael G. Medzigian
	Title:	CEO and President

EXHIBIT H

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE, is dated as of this        day of                     , 2013 (the “Effective Date”), from NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), to CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Purchaser, that certain hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”), including all Personal Property, FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties, Bookings and Purchased Accounts Receivable, but expressly excluding the Excluded Property and the Retained Liabilities (collectively, the “Personal Property”), as provided in the Agreement.  (All initial capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.         Seller hereby sells, assigns, transfers and conveys to Purchaser all of its right, title and interest in and to all of the Personal Property, and Purchaser hereby purchases and accepts or assumes, as applicable, all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.

2.         EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO PURCHASER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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H-1

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

Acknowledged and agreed:

PURCHASER:

CWI RALEIGH HOTEL, LLC,

a Delaware limited liability company

By:
Name: Michael G. Medzigian
Title: CEO and President

H-2

EXHIBIT I

Form of Assignment and Assumption of Leases Contracts, Licenses and Permits

ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, LICENSES AND PERMITS (this “Agreement”) is made as of this        day of                     , 2013 (the “Effective Date”), by and between NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), and CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of May        , 2013 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel and conference center facility known as the Raleigh Marriott City Center Hotel and Conference Center, located at 500 Fayetteville Street, Raleigh, Wake County, North Carolina (the “Hotel”).

WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Tenant Leases, Equipment Leases, Operating Agreements, Licenses and Permits, except to the extent any of the foregoing are not transferable to Assignee either under Applicable Law or without consent which consent has not been obtained (collectively, the “Assigned Documents”), and the deposits thereunder to the extent the same are transferable (the “Deposits”), as provided in the Purchase Agreement.  (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Assignment by Assignor.  Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Documents and Deposits.  Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents.

2.         Acceptance and Assumption by Assignee.  Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents and Deposits.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Documents.

3.         Successors and Assigns; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Agreement shall not confer any rights or remedies upon any Person other than

Assignor, Assignee and any Indemnitee as and to the extent expressly provided under the Purchase Agreement.

4.         Entire Agreement; Amendments to Agreement.  This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein.  No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

5.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:

NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC, a Georgia limited liability company, its Manager

By:
Mark K. Rafuse, Vice President

[Signatures continue on following page]

ASSIGNEE:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
Name: Michael G. Medzigian
Title: CEO and President

EXHIBIT J

Form of Purchaser Closing Certificate

PURCHASER CLOSING CERTIFICATE

THIS PURCHASER CLOSING CERTIFICATE (this “Certificate”) is made by CWI RALEIGH HOTEL, LLC, a Delaware limited liability company (“Purchaser”), and delivered to NOBLE RALEIGH ASSOCIATES, LLC, a Georgia limited liability company (“Seller”), pursuant to that certain Purchase and Sale Agreement dated as of May       , 2013 (the “Agreement”), between Seller and Purchaser.  (All initial capitalized terms used, but not defined in this Certificate shall have the meaning set forth in the Agreement.)

Purchaser hereby states and certifies to Seller that:

1.         Attached hereto as Appendix 1 is a true and complete copy of the authorizing resolutions for Purchaser, which resolutions authorize Purchaser’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made).

2.         The representations and warranties of Purchaser under the Agreement are true and correct in all material respects as of the date of this Certificate.

3.         Purchaser has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

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IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this        day of                     , 2013.

PURCHASER:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:
Name: Michael G. Medzigian
Title: CEO and President

APPENDIX 1

Authorizing Resolutions for Purchaser

(See attached)

EXHIBIT K

Additional Seller Due Diligence Materials

Diligence Checklist

	Description	Status	Comments

1	Annual P&Ls with departmental details for period of ownership through December 2012
2	Monthly P&Ls with departmental details for each month 2011, 2012 & YTD 2013
3	Monthly 2013 Forecast
4	Opening balance sheet from acquisition of the Property
5	Fixed asset schedule as of Seller’s acquisition of the Property, and, if not available, the year-end fixed asset schedule in the same year
6	Fixed asset schedule as of 12/31/12
7	Latest available accounts payable aging report
8	Year-end balance sheets for period of ownership & month end balance sheets for YTD 2013
9	General Ledger for 2011, 2012 & YTD 2013
10	2013 Monthly Operating Budget with departmental details
11	STAR Reports 12-08, 12-09, 12-10, 12-11, 12-12, and each month of 2013
12	Real and personal property tax bills for 2009, 2010, 2011, 2012 & 2013
13	Copies of any open property tax appeals that have been prepared or filed
14	Most recent Personal Property Schedule filed with assessor
15	Loss runs for all insurance coverages for the past 3 years
16	List of all vehicles including: year, make, model, VIN #, cost new, # of passengers, vehicle use (used by manager, transport, laundry, transport guests, etc.)
17	Copies of all service contracts
18	Copies of all equipment/capital leases
19	Copies of all permits & licenses
20	Copies of all leases
21	Copies of most recent health, fire, building and elevator inspection reports
22	Copies of all environmental reports

23	Copies of all engineering reports
24	Seller’s preliminary title report
25	Survey (as-built), legal description, architectural and engineering plans and specifications, as well as a site plan with zoning specifications
26	Current levels of inventories including F&B, linen, guest supplies and operating supplies
27	Organizational chart showing executive committee members, managers, supervisors, and all personnel in A&G, sales & marketing and engineering departments
28	Employee census listing all employees by corresponding position, salary or wage scale, benefits to which they are entitled, accrued benefits including vacation and any other payments
29

A summary of the health insurance program available to employees, including the scope of benefits offered, the cost of the insurance by employee with a breakdown of both the employer’s contribution and the employee’s contribution, and the claims experience for the last three years.

30	A summary of workers’ compensation insurance coverage as well as a summary of claims experience for each of the last three years.
31	Most recent group bookings pace report
32

Detailed list of advanced reservations and bookings, including name of party, deposit received, rate guaranteed, dates, status, and other pertinent information.  Include copies of all contracts relative to future definite group bookings and corporate and locally negotiated rates.

33	Capital expenditures for the period of ownership to date
34	2013 Capital Expenditures Budget
35	Copy of change of ownership PIP
36	Copies of the 2012 and 2013 Marketing Plans
37	Market segmentation reports for 2011, 2012 and YTD 2013
38	List of top 10 customers based on room nights or revenue for 2011, 2012 and YTD 2013
39	Brand contribution reports for 2011, 2012 & YTD 2013
40	Copy of two most recent Quality Assurance reports
41	YE 2011, YE 2012 and most recent 2013 guest satisfaction reports

42	Any and all Hi-Resolution Photos of the property
43	Vendor List

3-05 Audit

	Description	Status	Comments
50	Ownership organizational chart
51	Audited financial statements related to Seller’s period of ownership
52	Purchase and sale documents and closing statement related to Seller’s acquisition of the land
53	FAS 141R/ASC 805 Purchase Price Allocation related to Seller’s acquisition of the Property
54	Methodology of allocation of original construction costs to components (land/building/FF&E?etc.)
55	Confirmation that original sale (Seller’s acquisition of the Property) was not between related parties/affiliates/siblings/immediate family/etc.
56	Operating agreement or partnership agreement of the Seller
58	Other material or significant contracts/agreements
59	12/31/12 balance sheet that reflects all assets and liabilities - i.e., either a consolidated balance sheet that covers both the lessor and lessee or a balance sheet for each entity.
60

12/31/12 income statement for the full year of 2012. same as above, either a consolidated income statement or income statement for each entity, that covers all below the line expenses such as interest, D&A, etc.

61	Detailed Construction Budget for development of Hotel

NOI Review

	Description	Status	Comments
62	Latest available balance sheet and detail relating to deferred revenue and expenses
63	Latest available aged receivables report - City and Guest Ledger
64	Depository bank statements for the latest twelve month period available reconciled to the general ledger

65	The monthly state Property and occupancy tax report for each for the latest twelve-month period
66	Copies of monthly invoices, or other supporting documentation from Franchisor, detailing revenues for the latest twelve-month period
67	List of all non-recurring, non-operating or extraordinary expense items over $10,000 for 2011, 2012 and YTD 2013
68

If prepared by ADP (or another payroll processing firm), provide the quarterly federal and state payroll tax returns for 2012 and YTD 2013, or reconcile the ADP (or another payroll processing firm) reports to the general ledger for the same periods

69	Provide detail relating to intercompany and affiliate transactions for 2012 and YTD 2013
70	Provide a list of expenses reimbursed to the owner/manager for 2012 and YTD 2013
71	Provide the latest available bank statement for restricted cash
72	Breakdown of insurance premiums by coverage type for 2011, 2012 and YTD 2013

EXHIBIT L

Audit Request Materials

3-05 Audit Schedule of Requests

NOTE:  Where possible, please provide the requested information in an electronic format.  Also, please note there will be additional requests as we progress through the audit as this is not an all-inclusive list.

Internal Controls

1                      Process narratives for the all control cycles (purchase and payables, treasury, revenue and receivables, fixed assets, payroll, month-end close process, etc) in place during the periods under audit

2                      Narrative for the night auditor packet process

3                      Availability of night audit packets for selection (selections to be made at a later date)

4                      Narrative describing the IT environment including applications used, IT governance structure, planned IT changes and processes for systems developments and change management, physical and logical security and data backup and recovery.

5                      Copies of the SOC 1 reports (formerly known as SAS 70) for the payroll service provider for the last two years

General

1                      Closed trial balances (in excel) for the years ended 12/31/10, 12/31/11 and 12/31/12

2                      December 2010, 2011 and 2012 Balance Sheets and Statements of Operations (detailed by department)

3                      Complete general ledger detail for the years ended 12/31/11 and 12/31/12

4                      Please provide copies of the following executed agreements or documents (if applicable):

a.                            Organization chart

b.                            LLC Agreement

c.                             Articles of Organization

d.                            Management agreement

e.                            Franchise agreement

f.                               Loan Agreement, Promissory Agreement and Guaranties

g.                            Other material or significant contracts or agreements relevant to the audit

Cash

1                      Bank reconciliations for all cash accounts as of 12/31/10, 12/31/11 and 12/31/12

2                      Listing of all bank accounts used during the  last three years (including accounts that have been closed), including name of institution and account number

3                      Copies of all December 2010, 2011 and 2012 bank statements

4                      Copies of all January 2011, 2012 and 2013 bank statements

5                      Copies of all monthly 2011 and 2012 depository cash account bank statements

6                      Copies of all restricted cash/escrow statements as of 12/31/10, 12/31/11 and 12/31/12 (if applicable)

Notes receivable (if applicable)

1 Rollforward of notes receivable during the period under audit detailing beginning balance, advances, repayments and ending balance as of 12/31/12 Revenue and receivables

1                      Guest ledger and accounts receivable aging detail (city ledger) as of 12/31/10, 12/31/11 and 12/31/12

2                      Detail of Reserves for bad debt with explanation of adequacy as of 12/31/10, 12/31/11 and 12/31/12

3                      Star reports for the last three years

4                      Listing of all sales tax and occupancy tax payments made during 2011 and 2012.  We will request copies of the corresponding tax returns as necessary.

Prepaid expenses

1                      Detail of other assets and prepaids as of 12/31/10, 12/31/11 and 12/31/12 (as they’d appear on the financial statement line item).  Invoice and payment support will be requested after we look at the detail, if necessary.

Investment in hotels

1                      Detail of investment in hotels rollforward, including listing of all additions and dispositions, for the period from inception through 12/31/12.  We will request check copies and invoices for selected additions.

2                      Depreciation schedules as of 12/31/10, 12/31/11 and 12/31/12 for all fixed assets

3                      Support for the initial purchase (either land or hotel), including the Purchase and Sale agreement and closing escrow statement.  In addition, an appraisal, if any, supporting the original purchase price or lender’s loan to value.

4                      FAS 141 purchase price allocation from the original purchase of the hotel (if the hotel has never been audited).  If the hotel has never been audited and there was significant renovation work completed since inception, we will need details of all construction costs, if applicable.

5                      For a Hotel Development, availibility of the original draw requests and the corresponding lender funding. Including providing a copy of the original construction contract.

Deferred loan costs, franchise fees or any other deferred charges

1                      Rollforward of deferred loan costs, franchise fees or any other deferred charges detailing the beginning balance, amortization, disposals and ending balance as 12/31/12.  We will request additional support for significant additions (if applicable).

Accounts payable and accrued expenses

1                      Accounts payable aging detail as of 12/31/10, 12/31/11 and 12/31/12.

2                      Advance deposit ledger as of 12/31/10, 12/31/11 and 12/31/12.

3                      Reconciliations of accrued expense accounts as of 12/31/10, 12/31/11 and 12/31/12, including accrued vacation, accrued payroll, accrued other, etc.

4                      Check register detail for the periods 1/1/11 - 2/28/11, 1/1/12 - 2/28/12 and 1/1/13 - 2/28/13.  We will request invoices for selected items and may be required to update testing throughout the audit.

5                      Copies of December 2011 and 2012 sales tax and occupancy tax returns

Long-Term Debt (if applicable)

1                      Rollforward of notes payable from  the beginning balance, advances, repayments and ending balance as of 12/31/12.

2                      Loan confirmation forms for all loans held in the last three years sent back to McGladrey for independent mailing - templates to be provided.

Members’ Equity

1                      Rollforward schedule for equity detailing contributions, distributions, income/loss, and other activity from inception to 12/31/12

2                      Schedule/detail of contributions and distributions that occurred during 2011 and 2012.  If applicable, please provide check copies or wire transfer statements so that we can verify the material owner contributions/distributions.  We will make selections for the material contributions/distributions.

Profit and Loss

1                      Copies of all legal invoices paid during the years ending 12/31/11 and 12/31/12.  From this detail, we will select which legal firms to send confirmations to, if deemed necessary.

2                      Reconciliation for the report from the payroll service provider to the trial balance for the years ending 12/31/11 and 12/31/12

3                      Calculation of the management fees and asset management fees paid for the years ended 12/31/11 and 12/31/12.

4                      Copies of all real estate tax bills paid during 2011 and 2012.

Interim Review

1                      Closed trial balance (in excel) for the nine months ended 6/30/12 and 6/30/13

2                      June 2012 and June 2013 Balance Sheets and Statements of Operations (detailed by department)

3                      Bank reconciliations for all cash accounts as of 6/30/2012 and 6/30/13

4                      Copies of all June 2012 and June 2013 bank statements

5                      Copies of all restricted cash/escrow statements as of June 2012 and June 2013

6                      Rollforward of notes receivable detailing beginning balance at 1/1/13, advances, repayments and ending balance as of 6/30/13

7                      Guest ledger and accounts receivable aging detail (city ledger) as of 6/30/12 and 6/30/13

8                      Detail of Reserves for bad debt with explanation of adequacy as of 6/30/12 and 6/30/13

9                      Detail of investment in hotels rollforward, including listing of all additions and dispositions, for the period from 1/1/13 through 6/30/13.  We will request check copies and invoices for selected additions.

10               Depreciation schedules as of 6/30/13 for all fixed assets

11               Rollforward of deferred loan costs, franchise fees or any other deferred charges detailing the beginning balance at 1/1/13, amortization, disposals and ending balance as 6/30/13.  We will request additional support for significant additions (if applicable).

12               Accounts payable aging detail as of 6/30/12 and 6/30/13

13               Advance deposit ledger as of 6/30/12 and 6/30/13

14               Reconciliations of accrued expense accounts as of 6/30/12 and 6/30/13, including accrued vacation, accrued payroll, accrued ther, etc.

15               Rollforward schedule for equity detailing contributions, distributions, income/loss, and other activity from1/1/13 to 6/30/13

16               Copies of all real estate tax bills paid during 2013

The listing is not all inclusive.  Additional requests will be made after reviewing detail.  There will be additional requests if the hotels have never been audited and/or the records were kept on a basis other than GAAP (cash or tax basis).

EXHIBIT M

Form of Audit Representation Letter

[To be agreed upon and attached by May 31, 2013]

M-1

EXHIBIT N

Post-Closing Escrow Agreement

[To be agreed upon and attached by May 31, 2013]

N-1

SCHEDULE 2.1.1

Leases, Condominium Documents, REA, Legal Description of Land

“Conference Center Lease”:  collectively, that certain Conference Center Lease Agreement dated as of January 27, 2009, by and between the City, as “Lessor” thereunder, and Seller, as “Lessee” thereunder, as amended by that certain Amendment One to Conference Center Lease Agreement dated as of April 16, 2012, as affected by that certain Agreement of Conference Center Lessor dated as of April 16, 2012, and as further affected by that certain Escrow Agreement between the City, Seller and Chicago Title Insurance Company dated as of April 16, 2012 (the “Lease Escrow Agreement”); a Memorandum of which Conference Center Lease Agreement, also dated January 27, 2009, was recorded on January 27, 2009, in Book 013363, at Page 01755, Wake County Registry, North Carolina, as such Memorandum was amended by that certain Memorandum of Amendments to Conference Center Lease dated June 8, 2012, by and between the City, Seller and, for the limited purposes set forth therein, Wells Fargo Bank, National Association.

“Ground Lease”:  collectively, that certain Ground Lease Agreement dated as of January 22, 2007, and that certain Lessor’s and Lessee’s Acknowledgment also dated January 22, 2007, each by and between the City, as “Lessor” thereunder, and Seller, as “Lessee” thereunder, as amended by that certain Amendment One to Ground Lease Agreement dated as of April 16, 2012, as affected by that certain Agreement of Ground Lessor dated as of April 16, 2012, and as further affected by the Lease Escrow Agreement; a Memorandum of which Ground Lease Agreement, also dated January 22, 2007, was recorded on January 23, 2007, in Book 012367, at Page 02566, Wake County Registry, North Carolina, as such Memorandum was amended by that certain Affidavit of Correction of Typographical or Other Minor Error dated January 16, 2009, and recorded January 27, 2009, in Book 013363, at Page 01244, Wake County Registry, North Carolina, and as further amended by that certain Memorandum of Amendments to Ground Lease dated June 8, 2012, by and between the City, Seller and, for the limited purposes set forth therein, Wells Fargo Bank, National Association.

“Master Condominium Documents”:  collectively, the (i) Master Declaration, (ii) those certain Articles of Incorporation of Raleigh City Center Hotel and Public Parking Condominium Association, Inc., a North Carolina nonprofit corporation, dated January 13, 2009 and filed January 14, 2009 with the North Carolina Secretary of State under Reference # C200901400163, (iii) those certain Raleigh City Center Hotel and Public Parking Condominium Association, Inc. Bylaws dated as of January 27, 2009 by Seller, as “Owner/Declarant”, as amended by that certain Amendment One to Bylaws of Raleigh City Center Hotel and Public Parking Condominium Association, Inc. dated as of April 16, 2012 by Seller, as “Owner/Declarant”, and (iv) those certain Condominium Plats and Plans for Raleigh City Center Hotel and Public Parking, a Condominium, recorded in Condominium Book 2009, at Pages 506A1 through 506B6, Wake County Registry, North Carolina.

“Master Declaration”:  collectively, that certain Master Declaration of Leasehold Condominium (including the Plat of Condominium of the property submitted to the

Schedule 2.1.1

condominium form of ownership and the architectural drawings describing and defining the condominium units included therein) of Raleigh City Center Hotel and Public Parking, a Condominium, by Seller, as “Declarant” and a “Unit Owner” therein, dated as of January 27, 2009, and recorded January 27, 2009, in Book 013363, at Page 01256, Wake County Registry, North Carolina, as amended by that certain Amendment One to Master Declaration of Leasehold Condominium of Raleigh City Center Hotel and Public Parking, a Condominium, by Seller dated as of April 16, 2012, and recorded April 18, 2012, in Book 014731, at Page 01540, Wake County Registry, North Carolina.

“REA”:  that certain Reciprocal Easement, Construction, Parking, Operating and Use Agreement dated as of January 22, 2007, by and between Seller, as “Project Owner” therein, and the City, as “Parking Owner” therein, and recorded on January 23, 2007, in Book 012367, at Page 02573, Wake County Registry, North Carolina, as amended by that certain Affidavit of Correction of Typographical or Other Minor Error dated January 16, 2009, and recorded January 27, 2009, in Book 013363, at Page 01246, Wake County Registry, North Carolina.

“Sub-Condominium Documents”:  collectively, the (i) Sub-Declaration, (ii) those certain Articles of Incorporation of Raleigh Hotel and Conference Center Condominium Association, Inc., a North Carolina nonprofit corporation, dated January 13, 2009 and filed January 14, 2009 with the North Carolina Secretary of State under Reference # C200901400164, (iii) those certain Raleigh Hotel and Conference Center Condominium Association, Inc. Bylaws dated as of January 27, 2009 by Seller, as “Owner/Declarant”, and (iv) those certain Condominium Plats and Plans for Raleigh Hotel and Conference Center, a Condominium, recorded in Condominium Book 2009, at Pages 507A1 through 507B6, Wake County Registry, North Carolina.

“Sub-Declaration”:  collectively, that certain Declaration of Leasehold Sub-Condominium (including the Plat of Condominium of the property submitted to the condominium form of ownership and the architectural drawings describing and defining the condominium units included therein) of Raleigh Hotel and Conference Center, a Condominium, by Seller, as “Declarant” and a “Unit Owner” therein, dated as of January 27, 2009, and recorded January 27, 2009, in Book 013363, at Page 01658, Wake County Registry, North Carolina, as amended by that certain Amendment One to Declaration of Leasehold Sub-Condominium of Raleigh Hotel and Conference Center, a Condominium, by Seller dated as of April 16, 2012, and recorded April 18, 2012, in Book 014731, at Page 01545, Wake County Registry, North Carolina.

“Land” (Legal Description):

Lying and being situate in Wake County, North Carolina, and being more particularly described as follows:

BEING all of Lot 1, consisting of 2.875 acres, as shown on plat entitled “Subdivision, City of Raleigh Underground Parking Deck” dated October 20, 2006 and recorded in Book of Maps 2006, Page 2545, and originally recorded in Book of Maps 2006, Page 973, Wake County Registry.

Schedule 2.1.1

ALSO BEING DESCRIBED AS:

All that parcel of real property located in Wake County, North Carolina and more particularly described as follows:

BEGINNING at the intersection of the northerly right-of-way line of W. Lenoir Street with the easterly right-of-way line of S. Salisbury Street, run thence with said easterly right-of-way line of S. Salisbury Street North 02 degrees, 12 minutes, 56 seconds East, a distance of 405.31 feet; thence South 87 degrees, 47 minutes, 04 seconds East, a distance of 309.00 feet; thence South 02 degrees, 12 minutes, 56 seconds West, a distance of 405.31 feet to the northerly right-of-way line of W. Lenoir Street; thence with said northerly right-of-way line of W. Lenoir Street North 87 degrees, 47 minutes, 04 seconds West, a distance of 309.00 feet, to the point and place of BEGINNING.

Schedule 2.1.1

SCHEDULE 2.1.8

Tenant Leases

None

Schedule 2.1.8

SCHEDULE 2.1.9

Equipment Leases

Lincoln Theatre Associates	Offsite Storage
Tygris/US Express Leasing-Docuteam	Executive Office Copier
Tygris/US Express Leasing-Docuteam	Human Resources Copier
Tygris/US Express Leasing-Docuteam	Front Office Copier
DocuTeam	Copier Maintenance

Schedule 2.1.9

SCHEDULE 2.1.10

Operating Agreements

MAINTENANCE CONTRACTS & CONTRACT SERVICES
A&V Company	Audio Visual Equipment Rental
Avendra	Product Supplies
Lodgenet	TV Services
USA Today	Guest Newspapers
MHC Linen - Rooms	Carolina Linen
Muzak	Music Service
Cintas	Mat Cleaning Services
Shred It Rod, Inc.	Shredding
Hotel Credit Association	Credit Reference Checks
Telechek	Check Verification
Micros	Micros Equipment
Loomis Fargo & Co.	Armor Car Service
All Covered / WatchIT	Remote Back UP
G4 Technologies	Accubar Inventory Software
Ecolab Pest Services	Pest Control
Ambius	Floral Arrangements Indoor/ Outdoor
US Fitness Products	Service Agreement
Otis	Elevator Service
Advanced Hood & Duct Services	Hood Cleaning
Mcquay Service / Carolina Comm System	Chiller
Pye Barker Fire & Safety Inc.	Fire Extinguishers
Simplex Grinnell	Fire Alarm Panel Monitoring
Simplex Grinnell	Fire Alarm - Dry Sprinkler System Testing
Pye Barker Fire & Safety Inc.	Fire Testing Wet & Dry System
Valley Proteins/Earthworks	Grease Trap Cleaning
Waste USA	Trash & Recycle Removal
Mc Laurin Parking	Gravel Lot (No charge to Employees)
Mc Laurin Parking	40 Spaces in Garage at $100 each
Diamond Spring Rentals	Water Cooler Rentals (6)
Airgas International	CO2/Nitrogen Cylinder Tanks
Open Table	Software & Client Desktop License
BMI	Music License
SESAC	Music License
ASCAP	Music License

Schedule 2.1.10

TELEPHONE
AT&T	Long Distance Cost of Sales
Sprint - Nextel	Cell Phone - In House Use
TW Telecom	Long Distance Cost of Sales
Guestek	Internet Service

OTHER INCOME
City of Raleigh	Hotel Room and Conference Center Facilities Block Agreement
A&V Company	Audio Visual Commission Split 50/50
Carolina ATM	ATM Machine
Lodgenet	TV Movies/Games/Music, Etc.
Mc Laurin Parking	Valet Parking / Attendant
GBC Blue	Business Center
Dombrycz Dry Cleaners	Guest Dry Cleaning
Pepsi	Vending Commission

Schedule 2.1.10

SCHEDULE 2.1.11

Licenses and Permits

NC Alcoholic Beverage Control Commission	Alcohol Permits
Wake County	Wake County Beer and Wine License
Wake County Health Department	Health Permit
NC Department of Labor	Elevator Permits
Wake County Environmental Services	Swimming Pool & Spa (Hot Tub)
North Carolina Department of Labor	Boiler Inspections
City of Raleigh NC	Starbucks Outdoor Dining Permit
City of Raleigh NC	Posta Tuscan Grille Outdoor Dining Permit

Schedule 2.1.11

SCHEDULE 2.2.6

Excluded IT Systems

•                                         Interstate Router

•                                         Access to Interstate Applications (IHR1, Iways, Inet, Sharepoint, and Lawson)

•                                         Delphi Licenses/Hosting (other than Hotel specific data)

•                                         PCI compliance software and services through Trustwave

•                                         Time clocks leased under Noble-Interstate Management Group, LLC/ADP contract

Schedule 2.2.6

SCHEDULE 2.4

Disclosed Litigation

None

Schedule 2.4

SCHEDULE 4.1.3

Data Room Web Site as of Effective Date

Schedule 4.1.3

Warroom Manager

Page 1 of 4

Marriott Raleigh City Center Due Diligence
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Name	Size (kb)	Updated
Marriott Raleigh City Center		
01. Offering Memo and 3rd Party		
~PSA		
8018683_(1)_(13723_43723)_(Exhibits_and_Schedules_to_Raleigh_Purchase_and_Sale_Agreement)	158	4/26/2013
8018684_(1)_(13723_43723)_(Raleigh_Purchase_and_Sale_Agreement_Form_(Noble))	438	4/26/2013
Floor Plans		
A1.1	2477	1/24/2013
A1.10	703	1/24/2013
A1.2	2729	1/24/2013
A1.3	2705	1/24/2013
A1.4	2721	1/24/2013
A1.5	2573	1/24/2013
A1.6	1859	1/24/2013
A1.7	1067	1/24/2013
A1.8	1033	1/24/2013
A1.9	732	1/24/2013
A2.0	2610	1/24/2013
A2.1A	1703	1/24/2013
A2.1B	1759	1/24/2013
A2.2A	1456	1/24/2013
A2.2B	1336	1/24/2013
A2.3A	1109	1/24/2013
A2.3B	1060	1/24/2013
A2.4A	997	1/24/2013
A2.4B	1050	1/24/2013
A2.5A	968	1/24/2013
A2.5B	988	1/24/2013
A2.6	906	1/24/2013
A2.7	905	1/24/2013
A2.8	1075	1/24/2013
A2.9	655	1/24/2013
Marriott Raleigh Offering Memorandum		
Marriott_Raleigh_Offering_Memorandum	10776	2/4/2013
PIP Final		
PIP_-_MHR_Raleigh_City_Center_-_FINAL_-_04-26-2013	164	5/10/2013
PIP - MHR Raleigh City Center - FINAL - 04-26-20131	164	5/10/2013
Raleigh Office Building Article		
Downtown_Raleigh_Office_Building_Article	16	4/22/2013
Site Plan		
Site Plan	1247	1/24/2013
Survey		
Survey	155	5/11/2013
02. Agreements		
Conference Center Lease		
Conference Center Lease	2115	1/24/2013
Conference_Center_Lease	5224	5/11/2013
Bill_of_Sale	202	5/11/2013
Special_Warranty_Deed	261	5/11/2013
Easement Agreement		
Reciprocal Easement Construction Parking Operating and Use A	9988	1/24/2013
Easement_Agreement	1428	5/11/2013
Franchise Agreement		
Marriott Hotel Franchise Agreement	4745	1/24/2013
Ground Lease		

https://dox.eastdilsecured.com/warroom/doc_reports.aspx?ID=5185

5/23/2013

Schedule 4.1.3

Warroom Manager Page 2 of 4

Ground Lease Agreement Raleigh	3938	1/24/2013
Memorandum of Ground Lease	315	1/24/2013
Ground_Lease	6840	5/11/2013
Hotel & Conference Center Mgmt Agreement		
Hotel and Conference Center Management Agreement	2723	1/24/2013
Hotel Room and Conference Center Facilities Block Agreement	1749	1/24/2013
Master and Sub-Condominium		
Master_&_Sub-Condominium	35518	5/11/2013
Starbucks Agreement		
Marriott Raleigh - Starbuck's Master Licensing Agreement	4173	1/24/2013
Marriott Raleigh - Starbucks First Amendment	309	1/24/2013
Title		
Title	1342	5/11/2013
Valet Agreement		
McLaurin_-_Valet	5754	5/22/2013
03. Convention Center Information		
2012-2013_Room_night_comparison	478	2/27/2013
04. Financials		
2010 Balance Sheet		
Raleigh_BS_122010	28	5/22/2013
2010 P&L's		
Raleigh Marriott - Detailed P&L 2010	126	1/24/2013
Raleigh_Marriott_-_Cons_P&L_2010	17	1/29/2013
2011 P&L's		
Raleigh Marriott City Center- Detailed P&L - 2011	120	1/24/2013
Raleigh_Marriott_City_Center-_Cons_P&L_-_2011	12	1/29/2013
Marriott_Raleigh-_Monthly_2011	222	5/10/2013
2011-2012 Financials		
Marriott_Raleigh-_Monthly_2012	215	5/10/2013
2012 P&L's		
Raleigh Marriott City Center- Detailed - Dec 2012	123	1/24/2013
Raleigh_Marriott_City_Center-_Consolidated_-_Dec_2012	12	1/29/2013
2013 Balance Sheets		
Raleigh-BS Consolidated-12112	28	5/23/2013
Raleigh-BS Consolidated-12122	29	5/23/2013
2013 Budget		
Budget 2013	11	1/24/2013
2013 Financials		
Marriott_Raleigh_TT_2-13	11	4/3/2013
Raleigh_NOI_YTD_Feb	42	4/3/2013
Marriott_Raleigh_IHR_Opco_February	122	4/5/2013
Marriott_Raleigh_-_Cons_P&L_March_2013	35	4/19/2013
Raleigh_Marriott_March_IHR_PL	1386	4/19/2013
Year-end_2013_Forecast	40	4/19/2013
Raleigh_Actual_+_Fcst_2013	84	5/14/2013
April_2013_Financials	265	5/16/2013
Noble_Raleigh_Associates,_LLC-P&L_-_0113	13	5/22/2013
Raleigh_Marriott_City_Center-Cons_P&L-0113	11	5/22/2013
Raleigh_Marriott_City_Center-P&L_-_0113	112	5/22/2013
05. Property		
Inspections-License		
Backflow Insp	132	5/9/2013
Boiler	704	5/9/2013
Dry Pipe Valvue	59	5/9/2013
Elevator	271	5/9/2013
Fire Alarm	150	5/9/2013
Food Establishment	354	5/9/2013
Inventory Summary	17	5/9/2013
Jockey Pump	66	5/9/2013
Lodging Inspection	79	5/9/2013
Pace Segmentation		
Segmentation_Analysis	174	1/29/2013
Group_Pace_for_2013_as_of_1.30.2013	50	1/30/2013

https://dox.eastdilsecured.com/warroom/doc reports.aspx?ID=5185 5/23/2013

Schedule 4.1.3

Warroom Manager Page 3 of 4

Permits and Contracts		
Service_Contract_List	41	1/29/2013
Pool and Spa	259	5/9/2013
Sprinkler System	339	5/9/2013
Permits_&_Contracts_Part1	12974	5/10/2013
Permits_&_Contracts_Part2	5391	5/10/2013
Alcoholic Beverage Control - Permit	224	5/21/2013
Marriott_Raleigh_-_Contracts_1_of_3	1833	5/22/2013
Marriott_Raleigh_-_Contracts_2_of_3	3088	5/22/2013
Marriott_Raleigh_-_Contracts_3_of_3	5754	5/22/2013
WatchIT_Contract	883	5/22/2013
Photos		
Marriott Raleigh photos1	34595	5/10/2013
Productivity Reports		
013112_Productivity	40	2/27/2013
022912_Productivity	40	2/27/2013
033111_Productivity	46	2/27/2013
123112_Productivity	19	2/27/2013
Productivity_043012	19	2/27/2013
Productivity_053112	19	2/27/2013
Productivity_063012	20	2/27/2013
Productivity_073112	20	2/27/2013
Productivity_083112	19	2/27/2013
Productivity_093012	19	2/27/2013
Productivity_102912	19	2/27/2013
Productivity_113012	26	2/27/2013
Rooms Inventory List		
Marriott Raleigh Rooms Inventory	22	1/24/2013
STR		
Marriott Raleigh - STR Report - 2008	438	1/24/2013
Marriott Raleigh - STR Report - 2009	461	1/24/2013
Marriott Raleigh - STR Report - 2010	475	1/24/2013
Marriott_Raleigh_-_STR_Report_-_2011	884	1/29/2013
Marriott_Raleigh_-_STR_Report_-_2012	498	1/29/2013
Marriott_Raleigh_-_STR_Feb_2013	480	4/3/2013
Marriott_Raleigh_-_STR_Report_March_2013	455	4/22/2013
Taxes		
Marriott Raleigh - 2012 PP Tax Bill	139	1/24/2013
Marriott Raleigh - 2012 RE Tax Bill	138	1/24/2013
Marriott Raleigh - PP Tax Bill - 2010	146	1/24/2013
Marriott Raleigh - PP Tax Bill - 2011	110	1/24/2013
Marriott Raleigh - RE Tax Bill - 2010	126	1/24/2013
Marriott Raleigh - RE Tax Bill - 2011	113	1/24/2013
Marriott Raleigh - 2012 PP Tax Bill1	139	5/9/2013
Marriott Raleigh - 2012 RE Tax Bill1	138	5/9/2013
Marriott Raleigh - PP Tax Bill - 20101	146	5/9/2013
Marriott Raleigh - PP Tax Bill - 20111	110	5/9/2013
Marriott Raleigh - PP Tax Bill	116	5/9/2013
Marriott Raleigh - RE Tax Bill - 20101	126	5/9/2013
Marriott Raleigh - RE Tax Bill - 20111	113	5/9/2013
Marriott Raleigh - RE Tax Bill	108	5/9/2013
Marriott Raleigh City Center Tax Returns	4407	5/9/2013
06. Additional Due Diligence		
Marriott Invoices 6-1-12 thru 5-5-13	61	5/9/2013
Bank_Statements	147	5/16/2013
Property_Insurance_Premiums	8	5/16/2013
2011-2013_top_10_accounts	93	5/22/2013
Additional Guest Satisfaction Reports		
Wave1 2011	54	5/22/2013
Wave1 2012	54	5/22/2013
ADP Qtrly Tax Filing		
ADP Qtrly Tax Filing2	1059	5/23/2013
Advance Deposits as of 05.07.13		
Advance Deposits 5-7-132	132	5/23/2013

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Schedule 4.1.3

Warroom Manager

Page 4 of 4

Aging Report as of 05.07.13		
AGING as of 0507132	99	5/23/2013
Brand Contribution		
Raleigh Marriott 2011 & 2012 Brand Contribution 5-7-132	161	5/23/2013
Raleigh Marriott 2013 YTD Brand Contribution 5-7-132	151	5/23/2013
BSA Detail Results		
BSA Detail Results 4.12.122	117	5/23/2013
BSA Detail Results 4.3.132	99	5/23/2013
Fas Report		
3058 fas report (book)2	37	5/23/2013
General Ledgers		
April 2013 GL2	432	5/23/2013
December 2011 GL2	504	5/23/2013
December 2012 GL2	458	5/23/2013
GL Loss Run Information		
2010-2012 GL Loss Run- Fireman's Fund Marriott Ral 4 132	36	5/23/2013
Marriott Raleigh 2012-13 GL Loss run as of 5.13.132	80	5/23/2013
Marriott Raleigh City Center 2011-13 work comp Loss Run2	92	5/23/2013
2010-2012 GL Loss Run- Fireman's Fund Marriott Ral 4 133	36	5/23/2013
Marriott Raleigh 2012-13 GL Loss run as of 5.13.133	80	5/23/2013
Marriott Raleigh City Center 2011-13 work comp Loss Run3	92	5/23/2013
GSS Pulse Action Drive Report		
5.10.132	52	5/23/2013
YE20112	55	5/23/2013
YE20122	55	5/23/2013
Guest Ledger as of 05.07.13		
Guest Ledger as of 0507132	343	5/23/2013
Guest Ledger as of 0507133	343	5/23/2013
Invoices		
APR. 2012 (9855)2	2319	5/23/2013
APR. 2013 (9855)2	74	5/23/2013
AUG. 2012 (9855)2	1319	5/23/2013
FEB. 2012 (9855)2	1376	5/23/2013
FEB. 2013 (9855)2	62	5/23/2013
JAN. 2012 (9855)2	55	5/23/2013
JAN. 2013 (9855)2	70	5/23/2013
JULY 2012 (9855)2	742	5/23/2013
JUNE 2012 (9855)2	1331	5/23/2013
MAR. 2012 (9855)2	821	5/23/2013
MAR. 2013 (9855)2	69	5/23/2013
Professional Accounting Fees - Info		
16	32	5/23/2013
Raleigh Structure Chart		
8093605 (1) (13723_43723) (Raleigh Structure Chart 5-2013)2	110	5/23/2013
Thumbs	12	5/23/2013

Total Files: 173

Total File Size: 231433 kb

Public Link: https://dox.eastdilsecured.com/Portal/gotoproperty.aspx?dID=0005b606-d152-4c26-b86d-30008df1c7326&pID=d7ff4ee5-6dec-41 Copy

https://dox.eastdilsecured.com/warroom/doc reports.aspx?ID=5185

5/23/2013

Schedule 4.1.3

SCHEDULE 5.2

Survey

Survey entitled “Raleigh City Center Hotel and Public Parking, a Condominium” prepared by Albert E. Prince, P.L.S., dated February 28, 2012, last updated April 12, 2012, under File No. “Marriot Hotel 2”.

Schedule 5.2

SCHEDULE 7.1.4

Title to Personal Property

None

Schedule 7.1.4

SCHEDULE 7.1.6

Notices of Violation of Applicable Law

None

Schedule 7.1.6

SCHEDULE 7.1.8

Employment Agreements; Employer/Employees

Employment Agreements:

None

Employee:	Employer:

All	Noble-Interstate Management Group, LLC

Schedule 7.1.8

SCHEDULE 7.1.15

Material Contracts

•                                         Ground Lease (as defined in Purchase and Sale Agreement)

•                                         REA (as defined in Purchase and Sale Agreement)

•                                         McLaurin Valet Parking Services Agreement

•                                         Hotel Room and Conference Center Facilities Block Agreement

•                                         A&V Company

•                                         Lodgenet

•                                         OTIS

•                                         Sprint/Nextel

•                                         Guestek Internet Service

Schedule 7.1.15

SCHEDULE 8.4.2

Employees Incurring WARN Act Events

[To be provided at least ten (10) Business Days prior to Closing]

Schedule 8.4.2

SCHEDULE 10.3.1(h)

Owned Vehicles

None

Schedule 10.3.1(h)